UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

CARGURUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of CarGurus, Inc. which will be held on Tuesday, May 7, 2019 at 11:30 a.m., eastern time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA.

Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the internet, we are posting the proxy materials on the internet and delivering to our stockholders a notice of the internet availability of the proxy materials. This delivery process will allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about March 27, 2019, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access or request a copy of our Proxy Statement for the 2019 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2018.

The Notice of 2019 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions in the proxy materials regarding each of these voting options.

Thank you for your ongoing support of CarGurus.

Very truly yours,

Langley Steinert

Chief Executive Officer and Chairman

CARGURUS, INC.

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2019

The 2019 Annual Meeting of Stockholders of CarGurus, Inc. (the “Annual Meeting”) will be held on Tuesday, May 7, 2019 at 11:30 a.m., eastern time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA. At the Annual Meeting, stockholders will consider and act upon the following matters:

1. To elect three Class II directors nominated by our Board of Directors, each to serve for a term ending in 2022, or until his or her successor has been duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2019;

3. To conduct a non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record on our books at the close of business on March 13, 2019, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the question and answer titled “How do I Vote” beginning on page 2 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Directions to the Annual Meeting can be obtained by visiting www.investors.cargurus.com/annual-meeting.

Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

Kathleen Patton

General Counsel and Secretary

March 27, 2019

CARGURUS, INC.

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

PROXY STATEMENT

For the Annual Meeting of Stockholders on May 7, 2019

This Proxy Statement and related materials are being furnished to you on the internet, or at your request a printed version will be delivered to you by mail, in connection with the solicitation of proxies by our Board of Directors (“Board of Directors”) for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 7, 2019 at 11:30 a.m., eastern time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA, and at any adjournment or postponement thereof. You are entitled to vote if you were a stockholder of record as of the close of business on March 13, 2019. As used in this Proxy Statement, the terms “CarGurus,” “the Company,” “we,” “us,” and “our” mean CarGurus, Inc. unless the context indicates otherwise.

We are providing access to our proxy materials on the internet. Commencing on March 27, 2019, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each stockholder, and a printed copy of our proxy materials to stockholders who requested it. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, the materials will include a proxy card for the Annual Meeting.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of Proposals 1 and 2 and for the option of every year for Proposal 3.

We are first making available this Proxy Statement and the accompanying proxy card to stockholders on or about March 27, 2019.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.

We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting to be held at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA on Tuesday, May 7, 2019 at 11:30 a.m., eastern time.

Q.	What proposals am I voting on?

A.	There are three proposals scheduled for a vote:

•	Proposal 1: the election of three Class II directors;

•	Proposal 2: the ratification of the selection of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2019; and

•	Proposal 3: a non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

Q.	Who can vote at the Annual Meeting?

A.

Our Board of Directors has fixed March 13, 2019 as the record date for the Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof.

On the record date, we had 90,272,265 shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and 20,702,084 shares of Class B common stock outstanding (each of which entitles its holder to ten votes per share).

Q.	How do I attend the Annual Meeting?

A.

The Annual Meeting will be held on Tuesday, May 7, 2019 at 11:30 a.m., eastern time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA. If you are a stockholder of record, you must bring proof of identification. If you are a beneficial owner of shares registered in the name of your broker or other nominee, you must request and obtain a valid proxy from your broker or nominee and bring proof of identification.

Directions to the Annual Meeting can be obtained by visiting www.investors.cargurus.com/annual-meeting.

Information on how to vote in person at the Annual Meeting is discussed below.

Q.	What happens if the meeting is postponed or adjourned?

A.	Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

Q.	How do I vote?

A.	If your shares are registered directly in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), at www.proxyvote.com. Use the vote control number printed on your Notice of Internet Availability of Proxy Materials to access your account and vote your shares. You must specify how you want your shares voted or your internet vote cannot be completed, and you will receive an error message. Your shares will be voted according to your instructions. You must submit your internet proxy before 11:59 p.m., eastern time, on May 6, 2019, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(2) By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., eastern time, on May 6, 2019, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(3) By Mail: If you requested printed copies of the proxy materials, complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge. Your shares will be voted according to your instructions. Broadridge must receive the proxy card not later than May 6, 2019, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit internet or telephonic voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person at the Annual Meeting: You may contact your broker or other nominee who holds your shares to obtain a broker’s proxy and bring it with you to the Annual Meeting. A broker’s proxy is not the form of proxy enclosed with this Proxy Statement. You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?

A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote before or at the Annual Meeting. To do so, you must do one of the following:

(1) Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not change your vote over the internet or by telephone after 11:59 p.m., eastern time, on May 6, 2019.

(2) Sign a new proxy and submit it by mail as instructed above. Only your latest dated proxy that was received by Broadridge by May 6, 2019 will be counted.

(3) Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a broker’s proxy as described in the answer above.

Q.	Will my shares be voted if I do not return my proxy?

A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, by telephone, by returning your proxy or by ballot at the Annual Meeting.

If your shares are held in street name, your broker or other nominee may, under certain circumstances, vote your shares if you do not timely return your proxy. Brokers and other nominees can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your broker or other nominee to vote your shares, your broker or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

The election of directors (Proposal 1) and the non-binding advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers (Proposal 3) are non-discretionary matters. The ratification of the appointment of our independent auditors (Proposal 2) is a discretionary matter.

We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

Q.	How many shares must be present to hold the Annual Meeting?

A.

Shares representing a majority of the votes applicable to all of our shares of common stock issued and outstanding and entitled to vote must be present to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone or by completion and submission of a proxy or that are represented in person at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to withhold or abstain or votes on only one of the proposals. In addition, we will count as present shares held in street name by brokers or other nominees that indicate on their proxies that they do not have authority to vote those shares on Proposals 1 and 3. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Q.	What vote is required to approve each proposal and how are votes counted?

A.	Proposal 1 – Election of Three Class II Directors

The three nominees for Class II director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as “broker non-votes.” Broker non-votes will have no effect on the voting on Proposal 1. With respect to Proposal 1, you may:

•	vote FOR all nominees;

•	vote FOR any nominee(s) and WITHHOLD your vote from the other nominee(s); or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 – Ratification of Appointment of Independent Auditors

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a discretionary matter. Therefore, if your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may vote your shares on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

Although stockholder approval of our Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2019 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board of Directors (or any committee thereof). However, if this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider its appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2019.

Proposal 3 – Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Votes on the frequency of future advisory votes on the compensation of our Named Executive Officers are non-binding, and, as described in more detail in Proposal 3, our Board of Directors may decide that it is in the best interest of our stockholders and the Company to hold future executive compensation advisory votes more or less frequently. However, our Board of Directors will review and consider the outcome of this vote when making determinations as to when we will submit the advisory vote on the compensation of our Named Executive Officers to stockholders for approval. The frequency option receiving the greatest number of votes cast (every year, once every two years, or once every three years) will be the frequency option that stockholders approve. Proposal 3 is a non-discretionary matter. Therefore, voting to ABSTAIN and broker non-votes do not constitute a vote for any of the three frequency options.

Q.	How does the Board of Directors recommend that I vote?

A.	Our Board of Directors unanimously recommends that you vote your shares:

•	“FOR” the nominees for election as director listed in Proposal 1;

•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2019; and

•	“FOR” the approval, on a non-binding advisory basis, of holding future advisory votes on the compensation of our Named Executive Officers every year.

Q.	How many votes do I have?

A.

On each matter to be voted upon, you have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of March 13, 2019. The Class A common stock and Class B common stock will vote together as a single class on all proposals described in this Proxy Statement.

Q.	Are there other matters to be voted on at the Annual Meeting?

A.

We do not know of any matters that may come before the Annual Meeting other than the election of three Class II directors, the ratification of the appointment of our independent registered public accounting firm and the non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote, and otherwise act, in accordance with their judgment on the matter.

Q.	Is my vote confidential?

A.

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CarGurus or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q.	Where can I find the voting results?

A.	We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of the Annual Meeting.

Q.	What are the costs of soliciting these proxies?

A.

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Directors, officers and employees of CarGurus may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q.	Who may I contact if I have any additional questions?

A.

If you hold your shares directly, please call Kathleen Patton, General Counsel and Secretary of the Company, at (617) 354-0068. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

For the 2019 Annual Meeting of Stockholders on May 7, 2019

This Proxy Statement and the 2018 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (“SEC”) except for exhibits, will be furnished without charge to any stockholder after written or oral request to:

CarGurus, Inc.

Attn: Investor Relations

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

Telephone: +1 (617) 354-0068

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 are also available on the SEC’s website, www.sec.gov.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

Our amended and restated certificate of incorporation provides for the classification of our Board of Directors into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year.

Our Board of Directors currently consists of seven directors. Class I consists of Lori Hickok and Greg Schwartz, each with a term expiring at the annual meeting of stockholders to be held in 2021. Class II consists of Steven Conine, Stephen Kaufer and Anastasios Parafestas, each with a term expiring at the Annual Meeting. Class III consists of Langley Steinert and Ian Smith, each with a term expiring at the annual meeting of stockholders to be held in 2020.

At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring. Our Board of Directors has nominated Messrs. Conine, Kaufer and Parafestas for election at the Annual Meeting as Class II directors, each to serve until 2022.

Director Qualifications

The following table and biographical descriptions provide information as of March 15, 2019 relating to each director and director nominee, including his or her age and period of service as a director of our company; his or her board of directors committee memberships; his or her business experience during the past five years, including directorships at other public companies; his or her community activities; and the other experience, qualifications, attributes or skills that led our Board of Directors to conclude such person should serve as a director of our company:

BOARD OF DIRECTORS
	Steven Conine	Lori Hickok	Stephen Kaufer	Anastasios Parafestas	Greg Schwartz	Ian Smith	Langley Steinert
Skills & Experience
Independent	✓	✓	✓	✓	✓
Additional Board of Directors Experience	✓		✓	✓		✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Online Marketplace Industry	✓		✓		✓		✓
Innovation & Technology	✓	✓	✓	✓	✓	✓	✓
Strategic Planning; Corporate Governance	✓	✓	✓	✓	✓	✓	✓
Financial Reporting; Accounting; Taxation		✓		✓
Internet & Media	✓	✓	✓		✓	✓	✓
Finance & Investment Management	✓	✓	✓	✓	✓	✓	✓
Audit Committee Financial Expert		✓
Additional Information
Board Class/ Term Ends	Class II 2022*	Class I 2021	Class II 2022*	Class II 2022*	Class I 2021	Class III 2020	Class III 2020
Age	46	55	56	63	46	48	55
Tenure	1	1	11	13	1	11	13

Director Nominee	Continuing Director

*	If elected at the 2019 Annual Meeting

The ✓ indicates that the item is a specific qualification, skill or experience that the director or director nominee brings to the Board. The lack of ✓ for a particular item does not mean that the director or director nominee does not possess that qualification, characteristic, skill or experience. We expect each director to be knowledgeable in several of these areas.

BOARD OF DIRECTORS
Class II Director Nominees to be Elected at 2019 Annual Meeting (term expiring 2022)

Steven Conine	Committees
Director Since: June 2018	Compensation
Age: 46

Other Public Company Boards:	Key Skills and Experience
Wayfair Inc.

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning; Corporate Governance

Internet & Media

Finance & Investment Management

Mr. Conine is co-founder of Wayfair Inc. (“Wayfair”) and has served as a director of Wayfair since 2002. He previously served as Wayfair’s Chief Technology Officer from 2002 until 2015. Prior to founding Wayfair, Mr. Conine served as Chief Technology Officer for Simplify Mobile Corporation, an enterprise software company he co-founded in 2001, Chief Operating Officer for the London office of iXL Enterprises, Inc. from 1999 to 2000, and Chief Technology Officer of Spinners Incorporated, an IT consulting company he co-founded, from 1995 to 1998. Mr. Conine received a Bachelor of Science degree from Cornell University.

We believe Mr. Conine is qualified to serve as a member of our Board of Directors because of his extensive experience as a co-founder, director and executive in technology and internet marketplaces.

Stephen Kaufer	Committees
Director Since: June 2007	Compensation
Age: 56

Other Public Company Boards:	Key Skills and Experience
TripAdvisor, Inc.

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning; Corporate Governance

Internet & Media

Finance & Investment Management

Mr. Kaufer has served as a member of our Board of Directors since June 2007. He co-founded TripAdvisor, Inc. (“TripAdvisor”), an online marketplace for travel, in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that time. Mr. Kaufer has been a director of TripAdvisor since the completion of its spin-off from Expedia, Inc. in December 2011. Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc. (“CDS”), an independent software vendor specializing in programming and testing tools. Prior to joining CDS, Mr. Kaufer co-founded CenterLine Software in 1985 and served as its Vice President of Engineering until 1998. Mr. Kaufer served on the boards of several privately held companies, including LiveData, Inc. and GlassDoor, Inc., and currently serves as a member of the board of directors at the Neuroendocrine Tumor Research Foundation. Mr. Kaufer holds a Bachelor of Arts degree from Harvard University.

We believe Mr. Kaufer is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive in the online marketplace industry. Mr. Kaufer also possesses strategic and governance skills gained through his executive and director roles with several public and private companies.

Anastasios Parafestas	Committees
Director Since: March 2006	Audit
Age: 63

Key Skills and Experience
Executive Leadership Additional Board of Directors Experience Innovation & Technology Strategic Planning; Corporate Governance Financial Reporting; Accounting; Taxation Finance & Investment Management

Mr. Parafestas has served as a member of our Board of Directors since March 2006. Mr. Parafestas founded The Bollard Group LLC, an investment advisory firm, and has been the President and Managing Member of it since July 1995, and of its private equity arm Spinnaker Capital LLC since March 2000. Spinnaker Capital LLC is the Managing Member of Argonaut 22 LLC, a holder of more than 5% of our capital stock. During the past five years, Mr. Parafestas has served as a member of the board of directors of six private companies and served as a member of the audit and compensation committees of two of such companies. Mr. Parafestas holds a Master of Law in Taxation from Boston University, a Juris Doctor from New England Law | Boston, and a Bachelor of Science degree from Bentley College.

We believe Mr. Parafestas is qualified to serve as a member of our Board of Directors because of his extensive business experience in the areas of investment management, accounting, taxation, and consulting and his years of experience serving as a board member.

Class I Directors (term expiring 2021)

Lori Hickok	Committees
Director Since: August 2018	Audit – Chair
Age: 55

Key Skills and Experience

Executive Leadership

Innovation & Technology

Strategic Planning; Corporate Governance

Financial Reporting; Accounting; Taxation

Internet & Media

Finance & Investment Management

Audit Committee Financial Expert

Ms. Hickok was the Executive Vice President, Chief Financial and Development Officer for Scripps Networks Interactive, Inc. (“Scripps”), a leading developer of engaging lifestyle content in the home, food and travel categories for television, the internet and emerging platforms, from July 2017 until April 2018. Prior to that time, she served as Scripps’ Executive Vice President, Chief Financial Officer from March 2015 until June 2017, and Executive Vice President, Finance from July 2008 until February 2015. Prior to Scripps’ spin off from The E.W. Scripps Company (“E.W. Scripps”) on July 1, 2008, Ms. Hickok also had served six years as E.W. Scripps’ Vice President and Corporate Controller. She first joined E.W. Scripps in 1988, as a financial analyst in the corporate finance department, and held positions as the Chief Analyst for Corporate Development, New Media Operations Controller and Divisional Controller for E.W. Scripps’ former cable television systems division, which merged in 1996 with Comcast Corporation. A certified public accountant, Ms. Hickok received a Bachelor of Science degree in Accounting & Finance from Miami University. Ms. Hickok also serves on the Board of Directors of Second Harvest Food Bank of East Tennessee.

We believe Ms. Hickok is qualified to serve as a member of our Board of Directors because of her extensive finance and accounting background, including as an executive officer at a public company, and her experience as an executive in the media and internet industries.

Greg Schwartz	Committees
Director Since: March 2018	Audit
Age: 46

Key Skills and Experience
Executive Leadership Online Marketplace Industry Innovation & Technology Strategic Planning; Corporate Governance Internet & Media Finance & Investment Management

Mr. Schwartz has served as a member of our Board of Directors since March 2018. Mr. Schwartz has also served as the President of Media & Marketplaces at Zillow Group, Inc. (“Zillow”), an online real estate marketplace, since June 2018. Prior to that time, Mr. Schwartz served as Zillow’s Chief Business Officer from August 2015 to June 2018, as its Chief Revenue Officer from September 2010 to August 2015 and as its Vice President of Sales from March 2007 to September 2010. Prior to joining Zillow, Mr. Schwartz was Vice President of Advertising Sales at CNNMoney.com, a financial media company, from July 2005 to March 2007. From August 2001 to July 2005, Mr. Schwartz served as National Accounts Director for the Automotive and Finance Properties of Yahoo!, Inc., an online search company. Mr. Schwartz held various positions at DoubleClick, Inc., an online advertising company, from 1998 to 2000, including Director of Business Development. Mr. Schwartz holds a Bachelor of Arts degree in Government from Hamilton College.

We believe Mr. Schwartz is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive in the online marketplace industry.

Class III Directors (term expiring 2020)

Ian Smith	Committees
Director Since: June 2007	Compensation – Chair
Age: 48

Key Skills and Experience
Executive Leadership Additional Board of Directors Experience Innovation & Technology Strategic Planning; Corporate Governance Internet & Media Finance & Investment Management

Mr. Smith has served as a member of our Board of Directors since June 2007. Mr. Smith has been a Managing Director at Allen & Company LLC since March 2003, where Mr. Smith focuses on technology companies, providing advice and investment services. Mr. Smith currently serves on the board of directors of Aurora Innovation, Inc., a privately held provider of autonomous vehicle technology. Mr. Smith holds a Bachelor of Arts degree from Williams College.

We believe Mr. Smith is qualified to serve as a member of our Board of Directors because of his extensive experience working with and advising technology companies on strategic transactions through his investment banking and investing experience, as well as his insight into financial and investment matters.

Langley Steinert	Key Skills and Experience
Director Since: March 2006	Executive Leadership
Chairman Since: September 2017	Additional Board of Directors Experience
Age: 55	Online Marketplace Industry Innovation & Technology Strategic Planning; Corporate Governance Internet & Media Finance & Investment Management

Langley Steinert is our founder and has served as our Chief Executive Officer and a member of our Board of Directors since our inception. Mr. Steinert has served as our Chairman since September 2017 and as our President from June 2015 to February 2019. From February 2000 through February 2006, Mr. Steinert was Chairman and co-founder of TripAdvisor, an online marketplace for travel-related content. Mr. Steinert holds a Master of Business Administration degree from the Tuck School of Business at Dartmouth College and a Bachelor of Arts degree from Georgetown University.

We believe Mr. Steinert is qualified to serve as a member of our Board of Directors because of his extensive experience in the online marketplace industry. As our founder and Chief Executive Officer, we also value his deep understanding of our business as it has evolved over time.

There are no family relationships among any of our directors or executive officers.

Corporate Governance Matters

Our Board of Directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Audit Committee Charter, Compensation Committee Charter and our Code of Business Conduct and Ethics are available on the Investor Relations section of our website, https://investors.cargurus.com, at “Governance.” Alternatively, you can request a copy of any of these documents by writing us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The Code of Business Conduct and Ethics is available on our website at https://investors.carugurs.com at “Governance.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which set forth a framework for the conduct of our Board of Directors’ business, provide that:

•	the principal responsibility of the directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;

•	unless otherwise permitted by the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of our Board of Directors must be independent directors;

•	the independent directors meet at least semi-annually in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an introductory program and all directors are encouraged to attend director education programs; and

•	at least annually, our Board of Directors and its committees conduct self-evaluations to determine whether they are functioning effectively.

Board of Directors Determination of Independence and Status as a “Controlled Company”

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors determined that each of Ms. Hickok and Messrs. Conine, Kaufer, Parafestas and Schwartz does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable Nasdaq listing requirements and rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including each non-employee director’s direct and beneficial ownership of our capital stock and the transactions involving them described in the section titled “Related Person Transactions.” In particular, our Board of Directors considered the professional relationship between Mr. Parafestas and Mr. Steinert whereby Mr. Parafestas provides tax and investment services to Mr. Steinert and his family members in his and their individual capacities, as well as Mr. Parafestas’ direct and beneficial ownership of our capital stock, but determined that such relationship and ownership do not affect Mr. Parafestas’ independence with respect to his service on our Board of Directors, Compensation Committee or Audit Committee.

Because Mr. Steinert controls a majority of our outstanding combined voting power, we are a “controlled company” under the corporate governance rules for Nasdaq-listed companies. Under these rules, a company is a controlled company if more than 50% of the combined voting power for the election of directors is held by an individual, group or another company. A controlled company may elect not to comply with certain corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•

the compensation committee be composed entirely of directors meeting Nasdaq independence standards applicable to compensation committee members with a written charter addressing the committee’s purpose and responsibilities;

•

the compensation committee be responsible for the hiring and overseeing of persons acting as compensation consultants and be required to consider certain independence factors when engaging such persons; and

•

director nominees either be selected, or recommended for selection by the board of directors, either by “independent directors,” as defined under Nasdaq rules, constituting a majority of the independent directors of the board of directors in a vote in which only independent directors participate, or by a nominating committee comprised solely of independent directors.

We have availed, and intend to continue to avail, ourselves of certain of these exemptions and, for so long as we qualify as a controlled company, we will maintain the option to utilize from time to time some or all of these exemptions. For example, our Compensation Committee does not consist entirely of independent directors, we do not have a nominating committee, and our director nominees are not selected (or recommended for selection by our Board of Directors) in a vote in which only independent directors participate.

Our Class B common stock has ten votes per share and our Class A common stock has one vote per share. Primarily by virtue of his holdings in shares of our Class B common stock, Mr. Steinert is able to exercise voting rights with respect to a majority of the voting power of our outstanding capital stock. Transfers by holders of Class B common stock will generally result in those shares converting into Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of Class B common stock into Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares. In particular, if Mr. Steinert retains a significant portion of his holdings of Class B common stock for an extended period of time, he could, in the future, continue to control a majority of the combined voting power of our outstanding capital stock.

Director Nomination Process

As a controlled company, we do not use solely independent directors or a committee comprised solely of independent directors to evaluate director candidates and select or recommend director nominees for selection by the Board of Directors. The process followed by our Board of Directors to identify and evaluate director candidates may include requests to members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Board of Directors.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees for the Board of Directors, the Board of Directors applies certain criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate’s business experience and skills, independence, character, wisdom, judgment, integrity, ability to make independent analytical inquiries, understanding of our business environment, the ability to commit sufficient time and attention to board activities, and the absence of potential conflicts with our interests. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

Our Board of Directors recognizes its responsibility to ensure that nominees for our Board of Directors possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

While our Board of Directors does not have a formal policy with respect to diversity, our Board of Directors is committed to a policy of inclusiveness and will take reasonable steps to ensure that women and minority candidates are considered for the pool of candidates from which our director nominees are chosen and will endeavor to include candidates from non-traditional venues. Consistent with this philosophy, during 2018 Ms. Hickok joined our Board of Directors, including in a leadership role as Chair of our Audit Committee.

The director biographies on pages 9–12 indicate each director’s experience, qualifications, attributes and skills that led the Board of Directors to conclude that each director should continue to serve as a member of our Board of Directors. Our Board of Directors believes that each director has had substantial achievement in his or her professional and personal pursuits and possesses the background, talents and experience that our Board of Directors desires and that will contribute to the best interests of our company and to long-term stockholder value.

Board of Directors Meetings and Attendance

Our Board of Directors met five times during 2018 and acted by written consent on five occasions. During 2018, each of our directors attended at least 75% of the aggregate number of the meetings of the Board of Directors and the committees on which they served.

Our Corporate Governance Guidelines provide that our directors are invited and encouraged to attend our annual meeting of stockholders. Five of the six members of our Board of Directors serving at the time of our 2018 annual meeting of stockholders attended such meeting.

Board of Directors Leadership Structure

Mr. Steinert is our Chairman. Mr. Steinert has authority, among other things, to call and preside over meetings of our Board of Directors and set meeting agendas. As a result of Mr. Steinert’s extensive history with and knowledge of CarGurus, he is able to provide valuable insight and help ensure that the Board of Directors and management act with a common purpose. If Mr. Steinert is ever not present at a meeting of the Board of Directors, an independent director is appointed to chair such meetings.

We have a Chair for each committee of our Board of Directors. The Chair of each committee is expected to report annually to our Board of Directors on the activities of his or her committee. Our Board of Directors delegates substantial responsibilities to the committees, which report their activities and actions back to the full Board of Directors. We believe our board and committee leadership structure provides an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance of the participation of management and independent leadership in the proceedings of our Board of Directors.

Executive Sessions

Under our Corporate Governance Guidelines, our non-management directors are required to meet in executive session at least semi-annually to discuss, among other matters, the performance of the Chief Executive Officer. The director who presides at these meetings is a non-management director selected by a majority of the non-management directors. In general, these executive sessions are held on the same date as regularly scheduled meetings of the Board of Directors.

Board of Directors Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee, each of which operates pursuant to a Charter adopted by our Board of Directors. The composition and functioning of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002 and rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”), including those related to our status as a “controlled company.”

The composition of the committees of our Board of Directors during the 2018 fiscal year is as follows. Members serve on these committees until their resignation, removal or as otherwise determined by our Board of Directors.

Audit Committee	Compensation Committee
Lori Hickok – Chair[1]	Ian Smith – Chair
Simon Rothman – former Chair[2]	Steven Conine[7]
Stephen Kaufer (former committee member)[3]	Stephen Kaufer[3]
Anastasios Parafestas[4]	Anastasios Parafestas (former committee member)[4]
David Parker (former committee member)[5]	Simon Rothman (former committee member)[2]
Greg Schwartz[6]

(1)

Ms. Hickok joined our Board of Directors and was appointed Chair of the Audit Committee on August 1, 2018. Ms. Hickok meets the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and meets the Nasdaq financial literacy requirements. In addition, our Board of Directors has determined that Ms. Hickok is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Mr. Rothman retired from our Board of Directors and as Chair of the Audit Committee on August 1, 2018. Prior to his retirement, Mr. Rothman was deemed an audit committee financial expert and met the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and met the Nasdaq financial literacy requirements.

(3)

Mr. Kaufer served on the Audit Committee until August 1, 2018, at which time he was appointed to the Compensation Committee. During his service on the Audit Committee, Mr. Kaufer met the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and met the Nasdaq financial literacy requirements.

(4)

Mr. Parafestas served on the Compensation Committee until August 1, 2018, at which time he was appointed to the Audit Committee. Mr. Parafestas meets the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and meets the Nasdaq financial literacy requirements.

(5)

Mr. Parker retired from our Board of Directors on March 22, 2018. Prior to his retirement, Mr. Parker met the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and met the Nasdaq financial literacy requirements.

(6)

Mr. Schwartz joined our Board of Directors and was appointed to the Audit Committee on March 22, 2018. Mr. Schwartz meets the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and meets the Nasdaq financial literacy requirements.

(7)	Mr. Conine joined our Board of Directors and was appointed to the Compensation Committee on June 5, 2018.

The responsibilities of each of the committees of our Board of Directors is further detailed below.

Audit Committee

The responsibilities of our Audit Committee include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements and internal control over financial reporting;

•	confirming the independence and overseeing the performance of the independent registered public accounting firm;

•	approving the scope, fees, and terms of all audit and permissible non-audit engagements;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and any reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions;

•

overseeing procedures for the receipt, retention, and treatment of accounting-related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing annually the Audit Committee Charter and the Audit Committee’s performance.

The Audit Committee operates under a written Charter that satisfies the applicable Nasdaq standards and is available on our website at https://investors.cargurus.com at “Governance.” The Audit Committee met four times during 2018.

Compensation Committee

The purpose of our Compensation Committee is, to the extent such tasks are not performed by our full Board of Directors, to oversee our compensation philosophy, policies, plans, and benefit programs and to discharge the responsibilities of our Board of Directors relating to the compensation of our executive officers.

Except to the extent that our full Board of Directors undertakes any responsibility directly, the responsibilities of our Compensation Committee include, among other things:

•	overseeing our compensation philosophy, policies, plans, and benefit programs;

•	reviewing and approving, or making recommendations to our Board of Directors regarding, the compensation of our executive officers;

•

reviewing and approving, and, where appropriate, recommending to our Board of Directors for approval, any material employment agreements, severance arrangements and change in control agreements and provisions for our Chief Executive Officer and other executive officers when and if appropriate, as well as any special supplemental benefits;

•	reviewing annually the Compensation Committee Charter and the Compensation Committee’s performance;

•	preparing the report of the Compensation Committee for inclusion in our annual proxy statement; and

•	administering our equity compensation plans.

Because we are a controlled company under the Nasdaq rules, our Compensation Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under current rules, we will adjust the composition of the Compensation Committee in order to comply with such rules.

Our Compensation Committee operates under a written Charter that satisfies the applicable Nasdaq standards and which is available on our website at https://investors.cargurus.com at “Governance.” The Compensation Committee met four times during 2018.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Board of Directors Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its review of the operations and corporate functions of our company, our Board of Directors addresses the principal risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.

The Compensation Committee assesses and monitors the extent to which our incentive compensation policies and programs for employees may encourage excessive risk-taking and the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk.

Communicating with the Directors

Our Board of Directors gives appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. The General Counsel is primarily responsible for monitoring communications to our Board of Directors from stockholders and other interested parties and for providing copies or summaries of such communications to the directors as she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our General Counsel considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to: The Board of Directors, c/o Secretary, CarGurus, Inc., 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

Additionally, we have established a confidential process for reporting, investigating and resolving employee and third-party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders and other interested parties may confidentially provide information to our Audit Committee or to one or more of our individual directors by using the confidential and anonymous financial concern hotline that is operated by an independent, third-party service. Within the United States and Canada, the ethics hotline can be reached by telephone, toll-free, at (877) 325-9953 or worldwide via the internet at https://www.whistleblowerservices.com/CARG/.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers who are not also directors, as of March 15, 2019, is set forth below.

Name	Age	Positions(s)
Jason Trevisan	44	Chief Financial Officer and Treasurer
Samuel Zales	55	Chief Operating Officer and President
Thomas Caputo	45	Chief Product Officer
Kyle Lomeli	40	Chief Technology Officer
Kathleen Patton	52	General Counsel and Secretary
Sarah Welch	46	Chief Marketing Officer

Jason Trevisan. Jason Trevisan has served as our Chief Financial Officer since September 2015 and as our Treasurer since July 2016. Prior to joining CarGurus, Mr. Trevisan was a General Partner with Polaris Partners (“Polaris”), a venture capital firm, from September 2003 to August 2015. While at Polaris, Mr. Trevisan led investments in and served as a director of numerous consumer internet and software companies including LegalZoom, PartsSource, Shoedazzle, and The Roberts Group. Prior to joining Polaris, from September 1999 to June 2001, Mr. Trevisan held management roles in Analytics and Client Services at aQuantive, a digital marketing service and technology company, which was acquired by Microsoft in 2007. Earlier in his career, from July 1996 to August 1999, he served as a consultant with Bain & Company. Mr. Trevisan received his Master of Business Administration degree from the Tuck School of Business at Dartmouth College and a Bachelor of Arts degree from Duke University.

Samuel Zales. Samuel Zales has served as our Chief Operating Officer since September 2017 and as our President since February 2019. Mr. Zales also served as our Chief Revenue Officer from December 2015 to September 2017 and as our President of Dealer Operations and International from November 2014 to December 2015. Prior to joining CarGurus, from January 2014 to October 2014, Mr. Zales was Executive Vice President of Zeta Interactive, a marketing software company that acquired ClickSquared, Inc. (“ClickSquared”), in January 2014. From March 2013 to January 2014, Mr. Zales was Chief Executive Officer of ClickSquared, a marketing software company. Prior to ClickSquared, Mr. Zales was a consultant to multiple technology and software companies and served on the boards of four venture-backed companies. From October 2008 to November 2011, Mr. Zales was President of Zoom Information, Inc. (“ZoomInfo”), a software-as-a-service company, where he led day-to-day operations and oversaw the company’s growth strategy into the marketing services and sales intelligence arenas. Prior to ZoomInfo, from January 2007 to October 2008, Mr. Zales was Chief Executive Officer of BuyerZone.com LLC (“BuyerZone”), a division of Reed Business Information, a business unit of Reed Elsevier PLC, which acquired BuyerZone in January 2007. From November 1999 to January 2007, Mr. Zales was President and Chief Executive Officer of BuyerZone, an online marketplace for business purchasing, which he led to its successful acquisition by Reed Business Information. Mr. Zales holds a Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Arts degree from Dartmouth College.

Thomas Caputo. Thomas Caputo has served as our Chief Product Officer since February 2019. Mr. Caputo also served as our Senior Vice President of Product from January 2017 to February 2019. Prior to joining CarGurus, from July 2012 to January 2017, Mr. Caputo served as the Chief Product Officer at Fiksu Inc. (“Fiksu”), a mobile marketing company. Prior to Fiksu, from January 2011 to August 2012, Mr. Caputo was Vice President of Product Management at [x+1] Inc. (“[x+1]”), a digital marketing company, which was acquired by Rocket Fuel Inc. in August 2014. Prior to joining [x+1], from October 2007 to January 2011, Mr. Caputo served as Vice President at Advanced Technology Ventures (“ATV”), a venture capital firm. Prior to joining ATV, from August 2003 to October 2007, Mr. Caputo served as a Group Product Manager at Microsoft Corporation. Mr. Caputo holds a Master of Science degree from Stanford University, a Master of Business Administration degree from Stanford University Graduate School of Business and a Bachelor of Arts degree from Dartmouth College.

Kyle Lomeli. Kyle Lomeli has served as our Chief Technology Officer since February 2019. Mr. Lomeli served as our Senior Vice President of Engineering from August 2018 to February 2019, as our Vice President of Dealer Solutions from January 2016 to August 2018, as our Director of Engineering from August 2013 to January 2016, and as our Senior Software Architect from April 2008 to August 2013. Prior to joining CarGurus, from August 2002 to April 2008, Mr. Lomeli served as a Lead Security Developer for Intralinks, Inc., a global technology provider of inter-enterprise content management and collaboration solutions. Mr. Lomeli holds a Master of Science degree from Boston University and a Bachelor of Arts and Sciences degree from Oberlin College.

Kathleen Patton. Kathleen Patton has served as our General Counsel since February 2019 and our Secretary since September 2017. Ms. Patton also served as our Senior Vice President, General Counsel from August 2017 to February 2019. Ms. Patton previously served as the Senior Vice President, General Counsel, and Secretary of Demandware, Inc. (“Demandware”), a provider of enterprise-class cloud commerce solutions for retailers and branded manufacturers, from June 2015 until August 2016 and as Demandware’s Associate General Counsel from April 2012 until June 2015. From June 2010 until March 2012, Ms. Patton was Associate General Counsel at Stream Global Services, Inc. (“Stream”), a business process outsource service provider specializing in customer relationship management. Prior to joining Stream, Ms. Patton worked in law firms, as the Director of Practice Development at Brown Rudnick LLP, the Practice Director at Day Pitney LLP, a corporate partner and associate at McDermott, Will & Emery LLP and an associate at Walter, Conston, Alexander & Green, P.C. Ms. Patton holds a Juris Doctor degree from Georgetown University Law Center and a Bachelor of Arts degree from Dartmouth College.

Sarah Welch. Sarah Welch has served as our Chief Marketing Officer since February 2019. Ms. Welch also served as our Senior Vice President of Consumer Marketing from February 2016 to February 2019. Prior to joining CarGurus, from August 2011 to January 2016, Ms. Welch was Chief Marketing Officer and General Manager, Consumer at Gazelle, Inc. (“Gazelle”), a consumer electronics marketplace where she oversaw the end-to-end consumer experience including all aspects of marketing, product management, customer care, and direct-to-consumer sales. Prior to Gazelle, from January 2005 to July 2011, Ms. Welch held various positions at TripAdvisor, an online marketplace for travel-related content. Her roles at TripAdvisor included Vice President of the TripAdvisor Media Group from July 2009 to August 2011, Vice President of Marketing from March 2008 to July 2009, and Director from January 2005 to March 2008. Ms. Welch holds a Master of Business Administration degree from Stanford University Graduate School of Business and a Bachelor of Arts degree from Brown University.

AUDIT COMMITTEE REPORT

The report of the Audit Committee is not considered to be “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee has reviewed (i) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018, (ii) management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31 2018, and (iii) the report from Ernst & Young, the Company’s independent registered public accounting firm, on the effectiveness of the Company’s internal control over financial reporting as of December 31 2018. The Audit Committee has met with representatives of Ernst & Young, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

The Company’s management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management in accordance with standards of the Public Company Accounting Oversight Board (the “PCAOB”), expresses an opinion as to such financial statements and issues a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB, in Rule 3200T.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB requiring independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from the Company.

Based on these discussions and the Company’s review of the representations and information provided by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

By the Audit Committee of the Board of Directors of CarGurus, Inc.

Lori Hickok (Chair)

Anastasios Parafestas

Greg Schwartz

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive officers during the year ended December 31, 2018. During 2018, these individuals were:

•	Langley Steinert, our founder, Chief Executive Officer and Chairman;

•	Jason Trevisan, our Chief Financial Officer and Treasurer;

•	Samuel Zales, our Chief Operating Officer and President;

•	Kathleen Patton, our General Counsel and Secretary; and

•	Oliver Chrzan*, our former Chief Technology Officer.

*	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer. Mr. Chrzan remained with us in an advisory role to assist in the transition of his duties until March 15, 2019.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our “Named Executive Officers.”

Executive Summary

We are a global, online automotive marketplace connecting buyers and sellers of new and used cars. Using proprietary technology, search algorithms, and innovative data analytics, we believe we are building the world’s most trusted and transparent automotive marketplace and creating a differentiated automotive search experience for consumers. Our trusted marketplace empowers users with unbiased third-party validation on pricing and dealer reputation as well as other information that aids them in finding “Great Deals from Top-Rated Dealers.” Our selection of car listings provides the largest number of car listings available on any of the major U.S. online automotive marketplaces. In addition to the United States, we operate online marketplaces in Canada, the United Kingdom, Germany, Italy and Spain.

2018 Executive Compensation Highlights

Consistent with our performance and compensation objectives, the Compensation Committee took the following actions relating to the compensation of our Named Executive Officers for 2018:

•

Base Salary – Increased base salaries in amounts ranging from 2.7% to 4.0%, while the base salary of our CEO was maintained at its 2017 level of $325,000. In February 2019, at Mr. Steinert’s request to demonstrate his confidence in the Company and further align his interests with those of our stockholders, our Compensation Committee reduced Mr. Steinert’s base salary to $50,000, effective January 1, 2019, and Mr. Steinert waived his eligibility to receive a cash bonus for his 2019 performance. As a result, a significant majority of Mr. Steinert’s target total direct compensation for 2019 will be equity-based in the form of restricted stock unit (“RSU”) awards with time-based vesting requirements.

•

Cash Incentive Awards – Made annual cash incentive award payments, which, in the aggregate, represented approximately 150% of the target annual cash incentive award opportunities for our Named Executive Officers for the full year based on achievement against pre-established performance objectives, including an annual cash incentive award payment in the amount of $485,225 to our CEO.

•	Restricted Stock Unit Awards – Granted time-based RSU awards that vest over four years.

2018 Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2018:

What We Do:

•

Annual Executive Compensation Review. The Compensation Committee annually reviews and approves our compensation strategy, including, as applicable, a review of our compensation peer group used for comparative purposes.

•

Compensation Risk Oversight. The Compensation Committee reviews the extent to which our incentive compensation policies and programs may encourage excessive risk-taking. At least annually, the Compensation Committee also reviews the relationship between our risk management policies and practices and compensation, and evaluates alternative compensation policies and practices that could mitigate any such risk.

•

Utilize Independent Compensation Advisor. Pursuant to its Charter, the Compensation Committee has sole authority to engage outside compensation consultants or other advisors to assist the committee in carrying out its duties. With respect to 2018 executive compensation, while the Compensation Committee did not engage a compensation consultant, it considered the competitive market analysis prepared in 2017 by Compensia, Inc. (“Compensia”), a compensation consulting firm. Except as described below under “Compensation-Setting Process – Role of Compensation Consultant,” Compensia performed no other consulting or other services for us in 2018. Based on its review, the Compensation Committee has determined that Compensia is independent and does not have other relationships with us that would impair its independence.

•

Compensation At Risk. Our executive compensation program is designed so that a significant portion of the cash incentive compensation of our executive officers, including our Named Executive Officers, is “at risk” based on corporate performance and all of their RSU awards are “at risk” based on continued employment through applicable vesting dates.

•

Equity-Based Compensation. A significant portion of the total compensation we pay to our executive officers, including our Named Executive Officers, is in the form of equity-based compensation, which we believe aligns the interests of our executive officers and stockholders.

•

“Double Trigger” Change of Control Provisions in Executive Equity Awards. Our current form of RSU award agreement with our executive officers, including our Named Executive Officers, provides for acceleration of unvested RSUs under such award solely in the event of a qualifying termination of employment within 12 months following a Change of Control (as defined in the Company’s Omnibus Incentive Compensation Plan (the “2017 Plan”)). With the exception of (i) certain RSUs granted under the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”), the vesting of which accelerates upon a Transaction (as defined in the 2015 Plan), and (ii) the initial RSU award granted to Ms. Patton in connection with her commencement of employment (see “Executive Employment Arrangements” below), 50% of the unvested portion of which accelerates if a Change of Control (as defined in the 2017 Plan) occurs during her employment and before August 21, 2021, our executive officers are not contractually entitled to other severance payments in the event of a change of control of the company. See “Potential Payments upon Termination of Employment or Change in Control” below for the definitions of “Change of Control” under the 2017 Plan and “Termination” under the 2015 Plan.

•

Health or Welfare Benefits. Our executive officers, including our Named Executive Officers, participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•

Exchange Act Rule 10b5-1 Plan Sales. We have implemented an internal policy that prohibits our executive officers from selling any shares of our common stock in the open market outside of a pre-approved Exchange Act Rule 10b5-1 plan, regardless of whether or not they are in possession of material, nonpublic information.

What We Don’t Do:

•

No Retirement Plans Other than Standard Plans Offered to Employees. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers, including our Named Executive Officers.

•	Limited Perquisites. Our executive officers, including our Named Executive Officers, are eligible to receive the same minimal perquisites and other benefits as our other full-time employees.

•

No Section 280G Tax Gross-Ups. We do not provide any tax gross-ups that may arise due to the application of Sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Code”) to our executive officers, including our Named Executive Officers.

•

No Cash Severance Payments for Executives in Connection with a Change of Control. While we have “double trigger” change of control provisions in the RSU awards granted to our executive officers under the 2017 Plan, as well as “single trigger” change of control provisions in Ms. Patton’s initial RSU award granted under the 2017 Plan and certain RSU awards granted to our executive officers under the 2015 Plan, our agreements with our executive officers, including our Named Executive Officers, do not provide for any cash payments or other benefits following a change of control of the Company.

•

Hedging and Pledging Prohibitions. Our Insider Trading Policy prohibits our non-employee directors, executive officers, and certain other persons from engaging in hedging or pledging transactions involving our securities without requisite prior approval.

Stockholder Advisory Vote on Frequency of Future Stockholder Advisory Votes on Named Executive Officer Compensation

At the Annual Meeting, we will be conducting a non-binding stockholder advisory vote on the frequency of future non-binding stockholder advisory votes on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). Stockholders will have the option of voting on whether future Say-on-Pay votes should be held every one, two, or three years, or abstaining from such vote. In determining the frequency of future Say-on-Pay votes, our Board of Directors will take into consideration the preference of our stockholders as reflected by the results of this “frequency” vote.

Compensation Philosophy and Objectives

We believe in providing a competitive total compensation package to our executive officers, including our Named Executive Officers, through a combination of base salary, annual cash incentive award opportunities, equity awards and broad-based health and welfare benefit plans. Our executive compensation program is designed to achieve the following objectives:

•	attract, motivate and retain executive officers of outstanding ability and potential;

•	reward the achievement of key performance measures; and

•	ensure that executive compensation is meaningfully related to the creation of stockholder value.

We believe that our executive compensation program should generally include short-term and long-term elements, including cash and equity compensation, and should reward consistent performance that meets or exceeds expectations. We evaluate the compensation provided to our executive officers to ensure it remains competitive relative to compensation paid by companies of similar size and geographical location operating in our industry, taking into account our relative performance, our financial and strategic objectives, and the performance of the individual executive.

Executive Compensation Design

The compensation arrangements for our executive officers, including our Named Executive Officers, consist of base salary, annual cash incentive award opportunities, long-term incentive compensation opportunities in the form of equity awards and certain employee health and welfare benefits. The key component of our executive compensation program continues to be equity compensation. Historically, we have emphasized the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create sustainable value for our stockholders. At this time, our principal equity incentive vehicle is time-based RSU awards that may be settled in shares of our Class A common stock as they are earned.

We believe that RSU awards that may be settled in shares of our Class A common stock offer our executive officers a valuable long-term incentive that aligns their interests with the long-term interests of our stockholders. Going forward, as we deem appropriate, we may introduce other forms of stock-based compensation awards into our executive compensation program to offer our executive officers additional types of equity incentives that further this objective.

We also offer cash compensation in the form of base salaries and annual cash incentive award opportunities. Typically, we have structured our cash bonus opportunities to focus on the achievement of specific short-term financial and strategic objectives that will further our longer-term growth objectives.

We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, the Compensation Committee reviews each element of executive compensation separately and also takes into consideration the value of each executive officer’s target total direct compensation opportunity (the sum of base salary, annual cash incentive award opportunity and equity awards) as a whole, and its relative size in comparison to our other executive officers. The Compensation Committee also considers amounts realizable from prior compensation awarded to each executive officer, including equity that is nearly- or fully-vested, when setting each individual’s target total direct compensation opportunity for the fiscal year.

The Compensation Committee reviews our executive compensation program at least annually. As part of this review process, the Compensation Committee considers whether our overall compensation philosophy is aligned with the interests of stockholders while considering the compensation levels needed to ensure that our executive compensation program remains reasonable and competitive. In addition, the Compensation Committee considers our ability to achieve our retention objectives and the potential cost of replacing executive officers.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers, including our Named Executive Officers, subject to any approval of our Board of Directors that the Compensation Committee determines to be desirable or is required by applicable law or the Nasdaq listing standards. Specifically, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity compensation plans and reviews and approves (or makes recommendations to the Board of Directors regarding) the compensation of our executive officers.

Role of our Chief Executive Officer

Each year, our CEO evaluates the performance of our executive officers and makes recommendations to the Compensation Committee with respect to base salary adjustments, target annual cash incentive award opportunities, actual award payments, and equity awards for each executive officer, including our Named Executive Officers (other than himself). While the Compensation Committee takes these recommendations into consideration in its deliberations, it exercises its own independent judgment in approving the executive compensation of our executive officers.

Role of Compensation Consultant

The Compensation Committee has the authority under its Charter to engage the services of a compensation consultant to assist it in carrying out its responsibilities.

In 2017, in connection with our IPO and prior to the formation of our Compensation Committee, we retained Compensia to provide director and executive compensation advisory services. Specifically, we engaged Compensia to evaluate our executive compensation as compared to similar newly public companies and to assist in the development of our post-IPO compensation program for the non-employee members of our Board of Directors. At such time, Compensia recommended a compensation peer group for the purpose of conducting a market analysis of the total compensation of certain executive officers and provided recommendations for the Compensation Committee’s consideration with respect to the base salary, cash bonus targets and equity compensation of certain executive officers.

With respect to 2018 executive compensation, the Compensation Committee did not engage a compensation consultant but considered the 2017 competitive market analysis of Compensia, as described above, in the course of its deliberations. The Compensation Committee also considered market information available through the proxy statements of peer companies as reference points in making certain executive compensation decisions for 2018 consistent with the Company’s compensation philosophy.

For 2019, the Compensation Committee has formally retained Compensia to assist it in developing and overseeing the Company’s executive compensation program. Pursuant to this engagement, Compensia is expected to perform, or has performed, the following projects for the Compensation Committee:

•	Assist in reviewing and updating our compensation peer group;

•	Provide compensation data and analysis for similarly-situated executive officers at our compensation peer group companies;

•	If requested, advise regarding non-employee director compensation, including compensation data and analysis for our peer group companies; and

•	Generally keep the Compensation Committee informed on emerging trends and best practices in the area of executive compensation.

Compensia maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, the Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the Nasdaq listing standards, and concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.

Competitive Positioning

In 2017, Compensia, at the direction of the Company and prior to the formation of the Compensation Committee, recommended the following compensation peer group consisting of 17 publicly traded companies. This recommended list consisted of technology companies that Compensia and the Company determined operate within our industry and compete with us for talent, that are located in the same general geographical area and that have similar revenues, market capitalization and projected revenue growth.

Alarm.com Holdings	LogMeIn	RingCentral
Benefitfocus	New Relic	SecureWorks
Cornerstone OnDemand	Okta	The Trade Desk
Five9	Paycom Software	TrueCar
Gigamon	Paylocity Holding	Twilio
HubSpot	Qualys

The Compensation Committee considered compensation data drawn from publicly-available proxy statements for this compensation peer group as reference points for its 2018 executive compensation decisions. While the Compensation Committee takes into account peer company compensation practices, the Compensation Committee uses this information as one of many factors in its deliberations on compensation matters and does not set compensation levels to meet specific percentiles.

The Compensation Committee reviews the compensation data drawn from a compensation peer group, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the compensation levels of our executive officers compare to the competitive market. As part of this evaluation, the Compensation Committee also reviews the performance measures and performance goals generally used within the competitive market to reward performance.

Elements of Executive Compensation

The compensation program for our executive officers, including our Named Executive Officers, consists of three principal components:

•	Base salary;

•	Cash incentive awards; and

•	Long-term incentive compensation in the form of time-based RSU awards that are settled in shares of our Class A common stock.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, the Compensation Committee reviews the base salaries of our executive officers, including our Named Executive Officers, at the beginning of each year and makes adjustments as it determines to be necessary or appropriate. Typically, the Compensation Committee sets the base salaries of our executive officers at levels which it believes are competitive with current market practices (with reference to our compensation peer group) and after taking into consideration each individual executive officer’s role and the scope of his or her responsibilities, qualifications, experience, past performance and expected future contributions, prior base salary with the Company and the base salary levels of our other executive officers. The Compensation Committee does not apply specific formulas to determine base salary adjustments.

In February 2018, the Compensation Committee reviewed the base salary of each of our executive officers, including our Named Executive Officers. Based on its comparison of our Named Executive Officers’ base salaries to those of executives holding comparable positions at the companies in our compensation peer group, as well as its assessment of our 2017 performance and the other factors described above, the Compensation Committee determined that it was appropriate to adjust the base salaries of our Named Executive Officers for 2018 as follows:

Named Executive Officer	2017 Base Salary	2018 Base Salary(1)	Percentage Increase
Mr. Steinert	$325,000	$325,000	–
Mr. Trevisan	$350,000	$360,000	2.8%
Mr. Zales	$370,000	$380,000	2.7%
Ms. Patton	$250,000	$260,000	4.0%
Mr. Chrzan(2)	$295,000	$305,000	3.4%

(1)	These base salaries were effective as of January 1, 2018.
(2)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.

The actual base salaries paid to our Named Executive Officers in 2018 are set forth in the “Summary Compensation Table” below.

Cash Incentive Awards

In 2018, we provided our executive officers, including our Named Executive Officers, with the opportunity to earn cash incentive awards to encourage the achievement of our corporate performance objectives and to reward those individuals who significantly impact our corporate results based on the objectives set forth in our annual operating plan. The Compensation Committee determines and approves cash incentive award decisions for our executive officers.

In February 2018, the Compensation Committee approved the CarGurus, Inc. Annual Incentive Plan (the “2018 Annual Incentive Plan”) effective as of January 1, 2018, providing an opportunity for certain of our salaried employees, including our Named Executive Officers, to earn cash incentive awards, as described below. Pursuant to the 2018 Annual Incentive Plan, each participant was eligible to receive a cash incentive award for the fiscal year based on our achievement of one or more pre-established business and financial performance goals and the participant’s individual performance goals, if applicable, during the fiscal year. The amount actually paid to a participant could be more or less than his or her target award, depending on the extent to which applicable performance goals were satisfied. Participants, including our Named Executive Officers, will not receive a payout for any performance measure that fails to achieve threshold level criteria.

Target Cash Incentive Award Opportunities

Under the 2018 Annual Incentive Plan, each participant’s actual annual cash incentive award was to be calculated, in part, by reference to a target annual cash incentive award opportunity based on either a percentage of his or her annual base salary for the fiscal year or a specified dollar amount, in each case as determined, in the case of our executive officers, by the Compensation Committee. In February 2018, based on its comparison of our Named Executive Officers’ target cash incentive award opportunities to those executives holding comparable positions at the companies in our compensation peer group, as well as its assessment of our 2017 performance and the other factors described in “Elements of Executive Compensation – Base Salary” above, the Compensation

Committee determined to set the target annual cash incentive award opportunities of our Named Executive Officers for 2018 as follows:

Named Executive Officer	Target Cash Incentive Award Opportunity	Target Cash Incentive Award Opportunity (as a percentage of base salary)	Percentage Increase from 2017 Target Cash Incentive Award Opportunity
Mr. Steinert	$325,000	100%	30%
Mr. Trevisan	$160,000	44%	–
Mr. Zales	$230,000	61%	–
Ms. Patton	$130,000	50%	100%
Mr. Chrzan(1)	$120,000	39%	–

(1)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.

The amount actually paid to a participant could be more or less than his or her target annual cash incentive award, depending on the extent to which applicable performance goals were satisfied.

Corporate Strategic and Organizational Goals

For purposes of the 2018 Annual Incentive Plan, the Compensation Committee approved various strategic and organizational initiatives in several different categories as the business performance goals upon which award payments would be based. The strategic initiatives involved monthly recurring revenue (“MRR”) improvement, new dealer products, audience and connection growth, international expansion, and peer to peer activities, while the organizational initiatives involved activities related to employee engagement and enhancing our engineering scale. Each of these initiative categories involved one or more quantitative and qualitative metrics as established by our management that had to be successfully completed for the initiative to be considered achieved. For 2018, the threshold, target, and maximum performance levels for the number of strategic and organizational initiatives achieved and the corresponding payout levels under the 2018 Annual Incentive Plan were established as follows:

Performance Measure	Performance Level	Payout Percentage
Strategic and Organizational Initiatives	Threshold (25%)(1)	50%
	Target (63%)	100%
	Maximum (100%)	150%

(1)	There is no payout for performance that does not meet the threshold level criteria.

Corporate Financial Performance Goals

In addition, the Compensation Committee selected annual revenue and adjusted earnings before interest and taxes (“EBIT”), a non-GAAP financial measure, as the financial performance goals for the fiscal year. For 2018, the threshold, target, and maximum performance levels for annual revenue and adjusted EBIT, as set forth in our annual operating plan, and the corresponding payout levels for achievement of such metrics under the 2018 Annual Incentive Plan were established as follows:

Performance Measure	Performance Level	Payout Percentage
Annual Revenue	Threshold (95%)(1)	50%
	Target (100%)	100%
	Maximum (110%)	200%

Adjusted EBIT	Threshold (90%)(1)	50%
	Target (100%)	100%
	Maximum (110%)	150%

(1)	There is no payout for performance that does not meet the threshold level criteria.

We calculate adjusted EBIT as GAAP net income, adjusted to exclude: stock-based compensation expense, other (income) expense, net, the (benefit from) provision for income taxes, and other one-time, non-recurring items, as may be applicable.

The Compensation Committee believed that, for purposes of the 2018 Annual Incentive Plan, these corporate financial metrics were the most appropriate performance measures to use in determining cash incentive awards because, in its view, they continued to be the best indicators of our successful execution of our annual operating plan. Thus, the threshold performance levels for these corporate performance goals were the minimum performance levels that had to be achieved before participants could earn any annual cash incentive awards. If the threshold performance goal for a particular measure was not achieved, then no award payments would be made under the 2018 Annual Incentive Plan with respect to such measure.

The above-referenced performance objectives should not be interpreted as a prediction of how we will perform in future periods. As described above, the purpose of these objectives was to establish a method for determining the payment of annual cash incentive compensation. You are cautioned not to rely on these performance goals as a prediction of our future performance.

Individual Performance Goals

For purposes of the 2018 Annual Incentive Plan, the Compensation Committee authorized our CEO to establish one or more individual performance goals for each executive officer, including each other Named Executive Officer, as part of his or her incentive award calculation. As part of our annual performance evaluation process, our CEO, after consultation with each executive officer, established his or her performance goals for the fiscal year. These performance goals were not intended to be formulaic, but rather to serve as the framework upon which our CEO could evaluate the executive officer’s overall performance. Such performance goals were established with reference to each individual executive officer’s position or function within the Company and included operational metrics that could reflect corporate or departmental goals or could include specific operational goals with respect to his or her area of responsibility. These performance goals also included the demonstration of leadership and effective decision-making, effective communication, promotion of our strategic and organizational initiatives and values, and commitment to excellence and work ethic and could include more specific objectives for the executive officer, such as the successful completion of major projects and organization capability building.

The Compensation Committee applied similar factors in determining the individual performance goals for our CEO.

Following the end of the 2018 fiscal year, our executive officers other than the CEO were subject to reviews by our CEO, as well as a “360” review during the course of the year, to evaluate his or her performance for the year and his or her accomplishments against the pre-established individual performance goals.

Weighting of Performance Goals

At the time the Compensation Committee established the corporate performance goals for the fiscal year, it also determined the weighting for our executive officers with respect to the business and financial performance goals and the individual performance goals. For purposes of the 2018 Annual Incentive Plan, the weighting of the performance goals for our executive officers, including our Named Executive Officers, was as follows:

Performance Goal	Weighting
Strategic and Organizational Initiatives	33.00%
Annual Revenue	24.75%
Adjusted EBIT	8.25%
Individual Performance Goals	34.00%

2018 Annual Incentive Award Results

In August 2018, based on our progress in achieving our revenue goal for the year, the Compensation Committee approved a discretionary payment to our executive officers, including our Named Executive Officers, under the 2018 Annual Incentive Plan. The Compensation Committee approved these payments in connection with the determination by our CEO to make discretionary mid-year payments of a portion of target annual incentive awards for 2018 under the 2018 Annual Incentive Plan to eligible salaried employees who were participants in the plan meeting certain eligibility requirements.

Consistent with the treatment of all other eligible salaried employees by our CEO, the Compensation Committee determined to pay 2018 annual incentive awards to our executive officers in two installments rather than in one lump sum, whereby (i) 80% of each executive officer’s target annual cash incentive award opportunity for the period from January 1, 2018 to June 30, 2018 would be made in an initial lump sum payment on or around August 31, 2018 (the “First Half 2018 Payment”), and (ii) the remainder of each executive officer’s full-year annual cash incentive award would be paid in a second lump sum payment following the end of 2018 based on the Compensation Committee’s evaluation of our actual performance as measured against the achievement of the pre-established corporate and individual performance goals.

In August 2018, the Compensation Committee therefore approved the following First Half 2018 Payments for our Named Executive Officers:

Named Executive Officer	Target Annual Cash Incentive Award for First Half of 2018	Actual Cash Incentive Award Payment for First Half of 2018 (80% of Target Award for Period)
Mr. Steinert	$162,500	$130,000
Mr. Trevisan	$80,000	$64,000
Mr. Zales	$115,000	$92,000
Ms. Patton	$65,000	$52,000
Mr. Chrzan(1)	$60,000	$48,000

(1)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.

In February 2019, the Compensation Committee determined the total amounts to be paid to our executive officers, including our Named Executive Officers, under the 2018 Annual Incentive Plan based on our actual performance for the year with respect to each corporate performance goal and each executive officer’s performance against his or her individual performance goals. For 2018, the actual results against the targets set for the corporate components under the 2018 Annual Incentive Plan were as follows:

Performance Measure	Achievement Percentage	Payout Percentage
Strategic and Organizational Initiatives	73%	114%
Annual Revenue	109%	190%
Adjusted EBIT	112%	150%

In addition, the Compensation Committee evaluated the individual performance of each executive officer based on the performance review conducted for each executive officer and factored this evaluation into the determination of his or her final cash incentive award payment.

As a result, the target annual cash incentive award opportunities and the actual cash incentive award payments made to our Named Executive Officers for 2018 were as follows.

Named Executive Officer	Target Annual Cash Incentive Award	First Half of 2018 Payment	Second Half of 2018 Payment	Total Annual Cash Incentive Award	Percentage of Target Annual Cash Incentive Award Actually Paid
Mr. Steinert	$325,000	$130,000	$355,225	$485,225	149%
Mr. Trevisan	$160,000	$64,000	$184,000	$248,000	155%
Mr. Zales	$230,000	$92,000	$264,500	$356,500	155%
Ms. Patton	$130,000	$52,000	$133,900	$185,900	143%
Mr. Chrzan(1)	$120,000	$48,000	$123,600	$171,600	143%

(1)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.

The cash bonus payments made to our Named Executive Officers for 2018 are set forth in the “Summary Compensation Table” below.

Long-Term Incentive Compensation

Currently, we use RSU awards with time-based vesting requirements to retain, motivate and reward our executive officers, including our Named Executive Officers, for long-term increases in the value of our Class A common stock and, thereby, to align their interests with those of our stockholders. Because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to incentivize and retain our executive officers using fewer shares of our Class A common stock than would be necessary if we issued options to purchase shares of our Class A common stock or other awards to provide equity to our executive officers. In addition, because the value of these RSU awards increases with any increase in the value of the underlying shares of Class A common stock, the awards also provide incentives to our executive officers that are aligned with the interests of our stockholders.

Typically, the size and form of the equity awards granted to our executive officers are determined in the discretion of the Compensation Committee at a level that it believes is competitive with current market practices (with reference to our compensation peer group) and after taking into consideration each individual executive officer’s role and the scope of his or her responsibilities, qualifications, experience, past performance and expected future contributions, his or her current equity holdings and the potential equity awards to be granted to our other executive officers.

In February 2018, after reviewing the equity awards granted to executives holding comparable positions at the companies in our compensation peer group, as well as its assessment of our 2017 performance and the other factors described above, the Compensation Committee approved the grant of RSU awards to our Named Executive Officers as follows:

Named Executive Officer	Restricted Stock Unit Award (number of shares)	Restricted Stock Unit Award (grant date fair value)(1)
Mr. Steinert	58,333	$1,882,989
Mr. Trevisan	50,000	$1,614,000
Mr. Zales	50,000	$1,614,000
Ms. Patton	20,000	$645,600
Mr. Chrzan(2)	40,000	$1,291,200
	40,000	$1,291,200

(1)

The amounts reported represent the grant date fair value of the RSU awards, as computed in accordance with the Financial Accounting Standard Board’s ASC Topic 718 (“FASB ASC Topic 718”), which excludes the impact of estimated forfeitures related to service-based vesting conditions, reflects the accounting cost for the equity awards, and does not correspond to the actual economic value that may be received by our Named Executive Officers from the equity awards.
(2)

Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer and remained with us in an advisory role to assist in the transition of his duties until March 15, 2019. As a result, he forfeited 70,000 RSUs granted in 2018 that were not vested as of his departure date.

Except as described below with respect to one of Mr. Chrzan’s two RSU awards presented in the table above, 6.25% of the shares of our Class A common stock subject to the RSU awards vest on the date that is three months following the vesting commencement date and 6.25% of the shares subject to the awards vest on the last day of each three-month period thereafter until the fourth anniversary of the vesting commencement date, contingent upon the respective executive officer remaining continuously employed by us through each applicable vesting date. Upon vesting, the RSU awards will be settled by issuing the number of shares of our Class A common stock that have vested on such date. The second of Mr. Chrzan’s RSU awards for 40,000 shares of our Class A common stock was subject to vesting such that 100% of such RSUs subject to the award would have vested on the fourth anniversary of the vesting commencement date, contingent upon his employment with us on such vesting date. This RSU award had not vested as of Mr. Chrzan’s departure date and therefore was forfeited.

In addition, all of the RSU awards presented in the table above provide for acceleration of vesting in the event the executive officer’s employment is terminated by us without cause or by the executive officer for good reason within 12 months following a qualifying change of control of the Company.

The equity awards granted to our Named Executive Officers in 2018 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below.

Welfare and Health Benefits

We have established a broad-based tax-qualified savings plan under Section 401(k) of the Code for our eligible U.S. employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we match contributions made to the plan by our employees as follows: 50% of an employee’s calendar-year contributions, up to a maximum of the lesser of (i) 6% of the employee’s base salary, bonus, and commissions paid during the period or (ii) $5,000. Mandatory matching contributions may be subject to vesting based on an employee’s start date and length of service. Employees can designate the investment of their Section 401(k) accounts into a broad range of mutual funds. We do not allow investment in our common stock through the Section 401(k) plan. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, our executive officers, including our Named Executive Officers, are eligible to receive the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include health and dependent care, flexible spending accounts, medical, dental and vision benefits, business travel insurance, an employee assistance program, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, an employee sabbatical program, daily catered lunches, and health club, commuter and parking benefits.

In structuring our employee benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies, compliant with applicable laws and practices and affordable to our employees. We adjust these programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes. During 2018, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits for our executive officers will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements

We have entered into employment offer letters with each of our executive officers. For a summary of the material terms and conditions of our employment arrangements with our Named Executive Officers, see “Executive Employment Arrangements” below.

Post-Employment Compensation Arrangements

The employment offer letters with certain of our executive officers provide for certain protections in the event of their termination of employment under specified circumstances. We believe that these protections were necessary to induce these individuals to forego other opportunities or leave their then-current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these arrangements continue to serve our executive retention objectives by helping these executive officers maintain continued focus and dedication to their responsibility to maximize stockholder value.

For a summary of the material terms and conditions of the post-employment arrangements with our Named Executive Officers, see “Executive Employment Arrangements” below. For an estimate of the value of payments and benefits that our Named Executive Officers would have been eligible to receive if a hypothetical change of control or other trigger event had occurred on December 31, 2018, see “Potential Payments upon Termination of Employment or Change in Control” below.

Other Compensation Policies

Hedging and Pledging Policy

Our Insider Trading Policy prohibits our directors, executive officers, and certain other persons as may be designated from engaging in short sales of our securities, buying or selling puts or calls or other derivative securities on our securities or entering into hedging or monetization transactions or similar arrangements with respect to our securities without requisite prior approval. In addition, our Insider Trading Policy prohibits our directors, executive officers, and certain other persons as may be designated from holding our securities in a margin account or pledging our securities as collateral for a loan without requisite prior approval.

Exchange Act Rule 10b5-1 Sales Plans Policy

Certain of our directors and our executive officers have adopted written plans, known as Rule 10b5-1 plans, pursuant to which they contracted with a broker to sell shares of our common stock on a periodic basis. Pursuant to these Rule 10b5-1 plans, a broker executes trades subject to parameters established by the director or executive officer upon entering into the plan, without further direction from the director or executive officer. Our directors and executive officers may only enter into such a plan at a time when we are not in a “blackout period” under our Insider Trading Policy and when the director or executive officer entering into the plan is not otherwise aware of material, nonpublic information. We also require a sixty-day cooling-off period before trades may commence under a new plan. Once the plan is in place, the director or executive officer may amend or terminate the plan only in limited circumstances. We have implemented an internal policy that prohibits each executive officer from selling any shares of our common stock in the open market outside of a Rule 10b5-1 plan, regardless of whether he or she is in possession of material, nonpublic information.

Tax and Accounting Considerations

Deductibility of Executive Compensation

In determining executive compensation, the Compensation Committee considers the possible income tax consequences to the Company and to our executive officers. To maintain maximum flexibility in designing our executive compensation program, the Compensation Committee, while considering tax deductibility as one factor in determining compensation, does not limit compensation to those levels or types of compensation that are intended to be deductible.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to their chief executive officer, chief financial officer, and up to three other executive officers whose compensation is required to be disclosed to our stockholders under the Exchange Act because they are our most highly-compensated executive officers. As a result of a transition rule applicable to newly-public companies, the Section 162(m) deduction limit generally does not apply to compensation paid pursuant to an arrangement that was in existence prior to our initial public offering and disclosed in its public filings, such as RSU awards and stock options granted to our Named Executive Officers. As final guidance and regulations relating to Section 162(m), as amended in connection with the Tax Cut and Jobs Act of 2017, have not been issued, no assurance can be given that the transition rule for newly-public companies will continue to be available. We will continue to closely monitor developments with respect to Section 162(m) of the Code.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible. From time to time, the Compensation Committee may approve compensation for our Named Executive Officers that does not comply with an exemption from the deduction limit when it believes that such compensation is consistent with the goals of our executive compensation program and in the best interests of the Company and our stockholders. Therefore, the Compensation Committee may approve base salaries and other compensation awards for our executive officers that may not be fully deductible because of the deduction limit of Section 162(m).

Accounting for Stock-Based Compensation

We follow the FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board of Directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our stock-based compensation awards in our income statements over the period that an employee or director is required to render service in exchange for a stock option or other award.

Executive Compensation

Summary Compensation Table

The following table presents for the fiscal years ended December 31, 2018, 2017 and 2016, the compensation paid or awarded to, or earned by, our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Langley Steinert	2018	325,000		—		1,882,989	485,225	—		2,693,214
Chief Executive Officer and Chairman	2017	325,000		325,000	(4)	—	—	—		650,000
	2016	279,675		250,000	(5)	—	—	—		529,675

Jason Trevisan	2018	360,000		—		1,614,000	248,000	5,000		2,227,000
Chief Financial Officer and Treasurer	2017	350,000		180,000	(4)	—	—	2,500		532,500
	2016	305,100		175,000	(5)	—	—	—		480,100

Samuel Zales	2018	380,000		—		1,614,000	356,000	5,000		2,355,500
Chief Operating Officer and President	2017	370,000		250,000	(4)	—	—	2,500		622,500
	2016	335,610		300,000	(5)	—	—	—		635,610

Kathleen Patton	2018	260,000		—		645,600	185,900	5,000	(6)	1,096,500
General Counsel and Secretary	2017	91,146	(7)	81,250	(8)	4,351,500	—	2,500		4,526,396

Oliver Chrzan	2018	305,000		—		2,582,400	171,600	5,000		3,064,000
Former Chief Technology Officer(9)	2017	295,000		120,000	(4)	—	—	2,500		417,500
	2016	262,386		175,000	(5)	—	—	—		437,386

(1)

Represents the aggregate grant date fair value of the RSU award based on the closing price of our Class A common stock on the date of grant computed in accordance with the FASB ASC Topic 718. See Notes 2 and 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC for the assumptions regarding the valuation of these equity awards.

(2)

Represents a cash incentive award under the 2018 Annual Incentive Plan determined by the Compensation Committee based on our achievement of certain business and financial performance goals and the individual Named Executive Officer’s performance goals, 40% of which was paid at the target performance level in August 2018 and the remainder of which was paid in February 2019.

(3)	Represents the Company’s 401(k) matching contributions.
(4)

Represents a discretionary cash bonus award earned as a result of our performance in 2017 paid in 2018. The discretionary bonus award was made in the sole discretion of our Board of Directors, taking into account company and individual performance.

(5)

Represents a discretionary cash bonus award earned as a result of our performance in 2016 paid in 2017. The discretionary bonus award was made in the sole discretion of our Board of Directors, taking into account company and individual performance.

(6)	The amount reported includes $62 that will be paid by the Company in March 2019 pursuant to an annual true-up provision in the Company’s 401 (k) plan.
(7)	Ms. Patton’s employment commenced on August 21, 2017. The amount reported represents the amount of Ms. Patton’s base salary actually paid from August 21, 2017 through December 31, 2017.
(8)

$56,250 of such amount represents a discretionary cash bonus award earned as a result of our performance in 2017 paid in 2018 and $25,000 of such amount represents a signing bonus in connection with Ms. Patton’s commencement of employment. The discretionary bonus award was made in the sole discretion of our Board of Directors, taking into account company and individual performance.

(9)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.

Grants of Plan-Based Awards Table

The following table presents, for each of our Named Executive Officers, information concerning each grant of a cash or equity award made during the fiscal year ended December 31, 2018.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Threshold) ($)(1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Target) ($)(1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Maximum) ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Langley Steinert	02/28/2018	—	—	—	58,333	—	—	1,882,989
	—	107,250	325,000	582,969	—	—	—	—

Jason Trevisan	02/28/2018	—	—	—	50,000	—	—	1,614,000
	—	52,800	160,000	287,000	—	—	—	—
Samuel Zales	02/28/2018	—	—	—	50,000	—	—	1,614,000
	—	75,900	230,000	412,563	—	—	—	—

Kathleen Patton	02/28/2018	—	—	—	20,000	—	—	645,600
	—	42,900	130,000	233,188	—	—	—	—
Oliver Chrzan(3)	02/28/2018	—	—	—	40,000	—	—	1,291,200
	02/28/2018	—	—	—	40,000	—	—	1,291,200
	—	39,600	120,000	215,250	—	—	—	—

(1)

The amounts reported in the “Threshold” sub-column reflect the minimum payment level of non-equity incentive plan compensation for each of the Named Executive Officers assuming a threshold level of performance under the 2018 Annual Incentive Plan. The amounts reported in the “Maximum” sub-column reflect that for 2018, the program provided each Named Executive Officer with the potential to earn a maximum of 179% of the target bonus opportunity. The design and operation of the 2018 Annual Incentive Plan are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. Non-equity incentive plan awards actually paid by us for services rendered in 2018 are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)

Represents the aggregate grant date fair value of the RSU award based on the closing price of our Class A common stock on the date of grant computed in accordance with the FASB ASC Topic 718. See Notes 2 and 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC for the assumptions regarding the valuation of these equity awards.

(3)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our Named Executive Officers, information regarding outstanding equity awards held as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)
Langley Steinert	—	—	—	—	—	47,396	(2)	1,598,667	—	—
Jason Trevisan	—	—	—	—	—	34,620	(3)	1,167,733	—	—
	—	—	—	—	—	69,240	(3)	2,335,465	—	—
	—	—	—	—	—	40,625	(2)	1,370,281	—	—
Samuel Zales	107,782	—	—	0.16	12/10/2024	—		—	—	—
	515,564	—	—	0.16	12/10/2024	—		—	—	—
	—	—	—	—	—	40,625	(2)	1,370,281	—	—
Kathleen Patton	—	—	—	—	—	103,125	(4)	3,478,406	—	—
	—	—	—	—	—	16,250	(2)	548,113	—	—
Oliver Chrzan(5)	46,474	—	—	0.15	09/26/2023	—		—	—	—
	103,548	—	—	0.15	09/26/2023	—		—	—	—
	—	—	—	—	—	32,500	(2)	1,096,225	—	—
	—	—	—	—	—	40,000	(6)	1,349,200	—	—

(1)

The market price for our Class A common stock is based on $33.73 per share, the closing price of our Class A common stock on December 31, 2018, the last trading day of 2018. Our Class B common stock is valued the same as our Class A common stock.

(2)

6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2018 and 6.25% of the shares subject to the award will vest (or vested, as applicable) on the last day of each three-month period thereafter until January 1, 2022, contingent upon the named executive officer remaining continuously employed by us through each applicable vesting date.

(3)

25% of the shares of our Class A common stock subject to this RSU award vested on August 31, 2016 and 6.25% of the shares subject to the award will vest (or vested, as applicable) on the last day of each three-month period thereafter until August 31, 2019, contingent upon the named executive officer remaining continuously employed by us through each applicable vesting date.

(4)

25% of the shares of our Class A common stock subject to this RSU award vested on August 21, 2018 and 6.25% of the shares subject to the award will vest (or vested, as applicable) on the last day of each three-month period thereafter until August 21, 2021, contingent upon the named executive officer remaining continuously employed by us through each applicable vesting date.

(5)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.
(6)	100% of the shares of our Class A common stock subject to this RSU award will vest on January 1, 2022, contingent upon the named executive officer remaining employed by us on such vesting date.

Option Exercises and Stock Vested Table

The following table presents, for each of our Named Executive Officers, the number of shares of our Class A common stock acquired upon the exercise of stock options and vesting of restricted stock unit awards during the fiscal year ended December 31, 2018, and the aggregate value realized upon the exercise or vesting of such awards.

Name	Option Awards – number of shares acquired on exercise (#)(1)	Option Awards – value realized on exercise ($)(2)	Stock Awards – number of shares acquired on vesting (#)(3)	Stock Awards – value realized on vesting ($)(4)
Langley Steinert	—	—	10,937	464,827
Jason Trevisan	—	—	450,801	17,448,759
Samuel Zales	150,000	5,937,359	9,375	398,438
Kathleen Patton	—	—	50,625	2,380,594
Oliver Chrzan(5)	5,300	197,690	7,500	318,750

(1)

The amounts reported in this column represent the gross number of shares of our Class A common stock acquired upon exercise of vested options without taking into account any shares that may have been withheld or sold to cover the option exercise price or applicable tax withholding obligations.

(2)

The amounts reported in this column represent the taxable income recognized upon the exercise of vested stock options calculated by multiplying (i) the number of shares of our Class A common stock acquired upon exercise by (ii) the difference between the market price of our Class A common stock at exercise and the exercise price of the options.

(3)

The amounts reported in this column represent the gross number of shares of our Class A common stock acquired upon the vesting of RSU awards without taking into account any shares that may have been withheld to satisfy applicable tax withholding obligations.

(4)

The amounts reported in this column represent the taxable income recognized upon the vesting of RSU awards calculated by multiplying the gross number of RSUs vested by the closing price of our Class A common stock on the vesting date or, if the vesting occurred on a day on which Nasdaq was closed for trading, the prior trading day.

(5)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.

Potential Payments upon Termination of Employment or Change in Control

The following table sets forth the potential (estimated) payments and benefits to which our Named Executive Officers would have been entitled, as specified under their respective employment offer letter or equity award agreement, as applicable, assuming an employment termination date of December 31, 2018, on which the market price for our Class A common stock was $33.73 per share.

Name and Benefit	Termination w/o Cause ($)		Resignation for Good Reason ($)		Change in Control ($)		Termination w/o Cause or for Good Reason in connection with Change in Control ($)
Langley Steinert
Base Salary	—		—		—		—
Bonus	—		—		—		—
Equity Awards (Accelerated Vesting)	—		—		—		1,598,667	(1)
Health & Benefits	—		—		—		—
Other	—		—		—		—

Total Estimated Value	—		—		—		1,598,667

Jason Trevisan
Base Salary	—		—		—		—
Bonus	—		—		—		—
Equity Awards (Accelerated Vesting)	3,503,198	(2)	3,503,198	(2)	3,503,198	(3)	4,873,479	(1)(2)(3)
Health & Benefits	—		—		—		—
Other(4)	100,000		100,000		—		100,000

Total Estimated Value	3,603,198		3,603,198		3,503,198		4,973,479

Samuel Zales
Base Salary	—		—		—		—
Bonus	—		—		—		—
Equity Awards (Accelerated Vesting)	—		—		—		1,370,281	(1)
Health & Benefits	—		—		—		—
Other(4)	100,000		—		—		—

Total Estimated Value	100,000		100,000		—		1,370,281

Kathleen Patton
Base Salary	—		—		—		—
Bonus	—		—		—		—
Equity Awards (Accelerated Vesting)	—		—		1,739,203	(5)	2,287,316	(1)
Health & Benefits	—		—		—		—
Other	—		—		—		—

Total Estimated Value	—		—		1,739,203		2,287,316

Oliver Chrzan(6)
Base Salary	—		—		—		—
Bonus	—		—		—		—
Equity Awards (Accelerated Vesting)	—		—		—		2,445,425	(1)
Health & Benefits	—		—		—		—
Other	—		—		—		—

Total Estimated Value	—		—		—		2,445,425

(1)	Our current form of RSU award agreement with our executive officers, including each of our Named Executive Officers, provides for full acceleration of unvested RSUs under such award in the event such officer is terminated by us without Cause or by him or her for Good Reason (each, as defined in the Company’s standard RSU award agreement for executive officers, the form of which has been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017 Plan). A Change of Control under the 2017 Plan generally occurs if: (i) a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities; (ii) we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent; (iii) we merge into another entity and the members of the board of directors prior to the merger would not constitute a majority of the board of directors of the merged entity or its parent; (iv) we sell or dispose of all or substantially all of our assets; (v) our stockholders approve a plan of complete liquidation or dissolution; or (vi) a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.
(2)

Under Mr. Trevisan’s employment offer letter, if his employment is terminated by us without cause or by him for good reason (see “Executive Employment Arrangements” below for how such terms are defined in Mr. Trevisan’s employment offer letter), the unvested portion of the RSUs granted to him in connection with his employment offer letter (see “Executive Employment Arrangements” below) that would have vested over the 12-month period following his termination, had he remained employed during that period, will accelerate.

(3)

Mr. Trevisan’s unvested RSUs granted under the 2015 Plan will accelerate in full in connection with a Transaction (as defined in the 2015 Plan). A Transaction under the 2015 Plan generally occurs in connection with: (i) the acquisition by a person or entity of more than 50% of our combined voting power; (ii) a consummated merger or consolidation as a result of which our stockholders do not own, immediately after the event, shares entitled to more than 50% of the voting power of the surviving corporation; (iii) a sale or other disposition of all or substantially of our assets; or (iv) the dissolution or liquidation of the Company.

(4)	Represents a lump-sum cash severance payment.
(5)

Under Ms. Patton’s employment offer letter, if a Change of Control (as defined in the 2017 Plan) occurs during her employment and before August 21, 2021, 50% of the unvested portion of the RSUs granted to her in connection with her employment offer letter (see “Executive Employment Arrangements” below) that are not vested will accelerate and become fully vested.

(6)	Effective February 13, 2019, Mr. Chrzan resigned as our Chief Technology Officer.

Executive Employment Arrangements

We have entered into employment offer letters with each of our Named Executive Officers. These agreements provide for “at-will” employment and generally include the Named Executive Officer’s initial base salary, an indication of eligibility for an annual performance-based bonus opportunity, an equity awards recommendation, and certain severance and change of control payments and benefits. These employment arrangements are described below.

Langley Steinert

The employment offer letter with Mr. Steinert, effective March 17, 2006, memorializes the terms of Mr. Steinert’s position as our Chief Executive Officer. The terms provide that Mr. Steinert is entitled to a base salary, which may be adjusted on an annual basis, and participation in our benefit programs. In connection with his commencement of employment, Mr. Steinert entered into a non-disclosure, development and non-competition agreement, which provides that at all times during his employment and thereafter, Mr. Steinert will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign all inventions to us. In addition, during the term of Mr. Steinert’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Steinert’s termination of employment, Mr. Steinert cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the existing or future employees of our company or any others who provide services to our company.

Jason Trevisan

The employment offer letter with Mr. Trevisan, dated August 10, 2015, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. In connection with the commencement of his employment, Mr. Trevisan received a $50,000 sign-on bonus, which would have been subject to repayment if Mr. Trevisan’s employment terminated within 12 months following his employment start date. Mr. Trevisan is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Trevisan was awarded 553,986 RSUs (the “Initial RSU Award”) under the 2015 Plan, which can be settled for 184,662 shares of Class A common stock and 369,324 shares of Class B common stock, subject to service-based vesting and liquidity event-based vesting; both the service-based vesting and liquidity event-based vesting conditions must be satisfied prior to the seventh anniversary of the date of grant in order for the Initial RSU Award to fully vest. The liquidity-event based vesting condition was satisfied upon our IPO. With respect to the service-based vesting condition, 25% of the units vested on August 31, 2016, and an additional 6.25% vested (or will vest, as applicable) every three months thereafter until August 31, 2019, subject to Mr. Trevisan’s continued employment on the applicable vesting dates. Such vesting may be accelerated in connection with a Transaction (as defined in the 2015 Plan). See “Potential Payments upon Termination of Employment or Change in Control” above for the definition of “Termination” under the 2015 Plan.

Mr. Trevisan is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate his employment for cause, we will pay Mr. Trevisan his accrued compensation and benefits through the date of termination and he will forfeit the unvested portion of the Initial RSU Award. If Mr. Trevisan terminates his employment for any reason, we will pay him his accrued compensation and benefits through the date of termination.

If we terminate Mr. Trevisan’s employment without cause, or Mr. Trevisan terminates his employment for good reason, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he will be entitled to (i) a severance payment of $100,000, which will be paid in a lump sum within 60 days following his termination of employment and (ii) vesting as of his termination date of any portion of the Initial RSU Award that would have vested under the service-based vesting condition over the 12-month period following his termination, had he remained employed during that period.

Pursuant to the terms of the employment offer letter, (1) “cause” is generally defined as a finding by our Board of Directors that Mr. Trevisan has: (i) materially breached the offer letter, which breach has not been remedied within 30 days following written notice to him; (ii) engaged in disloyalty to our company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii) disclosed trade secrets or confidential information of our company to persons not entitled to receive such information; (iv) breached the nondisclosure, developments, and non-competition agreement that he entered into in connection with the commencement of his employment; or (v) engaged in such other behavior detrimental to the interests of our company as our Board of Directors reasonably determines; and (2) “good reason” is generally defined as the occurrence of any of the following events, without Mr. Trevisan’s consent: (i) a material diminution in his title, responsibilities, authority, or duties; (ii) a material diminution of his base salary or target annual discretionary bonus, except for across-the-board reductions based on our company’s financial performance similarly affecting all or substantially all senior management employees; (iii) a material change in the principal geographic location at which he provides services to our company (with the exception of travel related to his duties); or (iv) our company’s material breach of the offer letter; provided that Mr. Trevisan notifies us within 30 days of the occurrence of the condition constituting good reason, he cooperates with us to cure the condition for a period of not less than 30 days following the notice, and, if we fail to cure the condition following our cure period, he terminates his employment within 30 days following the end of the cure period.

The employment offer letter requires that Mr. Trevisan comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Trevisan’s employment and thereafter, he will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign all inventions to us. In addition, during the term of Mr. Trevisan’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Trevisan’s termination of employment, Mr. Trevisan cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the existing or future employees of our company or any others who provide services to our company.

Samuel Zales

The employment offer letter with Mr. Zales, dated October 24, 2014, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. Upon execution of the employment offer letter, Mr. Zales received a $50,000 sign-on bonus, which would have been subject to repayment upon a voluntary termination within 12 months following Mr. Zales’s employment start date. Mr. Zales is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Zales was awarded an option to purchase 265,066 shares of Class A common stock and 530,132 shares of Class B common stock (the “Initial Option”), pursuant to the terms of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The shares of common stock underlying the Initial Option vested over four years as follows: 25% vested on November 3, 2015, and an additional 6.25% vested at the end of each three-month period thereafter until November 3, 2018, provided that Mr. Zales remained employed on the applicable vesting dates and complied with the terms of the 2006 Plan, or upon a change of control, if earlier. All such shares underlying the Initial Option are vested.

Mr. Zales is entitled to participate in all employee benefit programs made available to other company employees, including, but not limited to, health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate Mr. Zales’ employment without cause, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he is entitled to a severance payment of $100,000, which will be paid in a lump sum on Mr. Zales’s last day of employment with us. If Mr. Zales is terminated for any reason, Mr. Zales will have 90 days to exercise the Initial Option.

The employment offer letter requires that Mr. Zales comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Zales’ employment and thereafter, Mr. Zales will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign all inventions to us. In addition, during the term of Mr. Zales’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Zales’s termination of employment, Mr. Zales cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the existing or future employees of our company or any others who provide services to our company.

Kathleen Patton

The employment offer letter with Ms. Patton, dated August 2, 2017, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. In connection with the commencement of her employment, Ms. Patton received a $25,000 sign-on bonus, which would have been subject to repayment if Ms. Patton’s employment terminated within 12 months following Ms. Patton’s employment start date. Ms. Patton is also eligible to receive a discretionary annual bonus.

In connection with the commencement of her employment, Ms. Patton was awarded 150,000 RSUs under the 2017 Plan, which can be settled for 150,000 shares of Class A common stock that will vest over four years, of which 25% of the RSUs vested on August 21, 2018 and 6.25% of the RSUs vested (or will vest, as applicable) on the last day of each three-month period thereafter until August 21, 2021, subject to Ms. Patton’s continued employment on the vesting dates. If a Change of Control (as defined in the 2017 Plan) occurs during Ms. Patton’s employment and before August 21, 2021, 50% of the unvested portion of such RSUs that are not vested will accelerate and become fully vested. See “Potential Payments upon Termination of Employment or Change in Control” above for the definition of “Change of Control” under the 2017 Plan.

Ms. Patton is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

The employment offer letter requires that Ms. Patton comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Ms. Patton’s employment and thereafter, Ms. Patton will maintain the confidentiality of all confidential information obtained by her as a result of her employment and assign all inventions to us. In addition, during the term of Ms. Patton’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Ms. Patton’s termination of employment, Ms. Patton cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the existing or future employees of our company or any others who provide services to our company.

Oliver Chrzan

The employment offer letter with Mr. Chrzan, dated March 7, 2008, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. Mr. Chrzan is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Chrzan was awarded an option to purchase 56,536 shares of Class A common stock, pursuant to the terms of the 2006 Plan. The shares of common stock underlying the option vested over four years as follows: 25% vested on March 12, 2009, and an additional 6.25% vested at the end of each three-month period thereafter until March 12, 2012, or upon a change of control, if earlier, provided that Mr. Chrzan remained employed on the applicable vesting dates and complied with the terms of the 2006 Plan. All such shares underlying the option are vested.

Mr. Chrzan is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

The employment offer letter requires that Mr. Chrzan comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Chrzan’s employment and thereafter, Mr. Chrzan will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign all inventions to us. In addition, during the term of Mr. Chrzan’s employment, and for the two-year period (subject to certain extensions in the event of a breach) after Mr. Chrzan’s termination of employment, Mr. Chrzan cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the existing or future employees of our company or any others who provide services to our company.

Director Compensation

During 2018, we compensated our non-employee directors for their service as directors. Accordingly, Mr. Steinert, our Chief Executive Officer and Chairman, did not receive any additional compensation for his service as a director.

Our Compensation Committee periodically reviews the compensation of our non-employee directors and, as applicable, makes recommendations to the Board of Directors for its consideration of changes to our non-employee director compensation program. Our Compensation Committee compares the compensation of our Board of Directors to compensation paid to non-employee directors of similarly sized public companies. Our Compensation Committee also considers the responsibilities we ask from the members of our Board of Directors along with the amount of time required to perform those responsibilities.

Cash Compensation

We have established a cash and equity compensation program for our non-employee directors in consideration of their service on our Board of Directors and committees of the Board of Directors.

The cash compensation approved by the Board of Directors is as follows:

Annual Base Compensation for Non-Employee Directors	$35,000
Additional Compensation for Audit Committee Chair	$20,000
Additional Compensation for Compensation Committee Chair	$12,000
Additional Compensation for Audit Committee Member (not Chair)	$9,000
Additional Compensation for Compensation Committee Member (not Chair)	$5,000

This cash compensation for non-employee directors is expected to remain the same for 2019.

The payments described above are payable in full on or promptly after the date of the annual meeting of stockholders. When a director joins the Board of Directors or a committee or accepts another position on the Board of Directors, such director will receive pro-rata cash compensation based on his or her expected service during the fiscal year.

Each member of our Board of Directors is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending board meetings and meetings for any committee on which he or she serves.

Equity Compensation

Pursuant to our non-employee director compensation program, each non-employee director who is in service as of the date of an annual meeting of stockholders and whose service on the Board of Directors has continued from the prior fiscal year is eligible to receive as of the date of such annual meeting, subject to Board of Directors approval, an annual grant of RSUs pursuant to the 2017 Plan, with the number of RSUs subject to the grant to be determined based on $150,000 divided by the closing price of the Class A common stock on Nasdaq on the date of such grant, prorated as necessary in respect of the director’s expected service for such fiscal year, subject to a service-based vesting requirement, vesting in full on the first anniversary of such grant. Accordingly, for 2018, on May 24, 2018, our Board of Directors granted to each of Messrs. Kaufer, Parafestas and Smith an RSU award of 4,793 shares of our Class A common stock.

In addition, each non-employee director that first becomes a member of our Board of Directors shall receive, subject to approval by the Board of Directors, an initial grant of RSUs pursuant to the 2017 Plan, with the number of RSUs subject to the grant to be determined based on $150,000, divided by the closing price of the Class A common stock on Nasdaq on the date of such grant, subject to a service-based vesting requirement, vesting in full on the first anniversary of such grant. Accordingly, in 2018, Ms. Hickok and Messrs. Conine and Schwartz received initial director grants of 3,357, 4,492 and 4,219 RSUs, respectively.

The following table sets forth information regarding the compensation of non-employee directors who served on our Board of Directors in 2018:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Steven Conine	38,795	149,988	188,783
Lori Hickok	44,753	149,991	194,744
Stephen Kaufer	44,000	149,973	193,973
Anastasios Parafestas	43,268	149,973	193,241
David Parker(4)	—	—	—
Simon Rothman(5)	60,000	149,973	209,973
Greg Schwartz(6)	51,715	149,985	201,700
Ian Smith	47,000	149,973	196,973

(1)

The amounts reported in this column reflect prorated amounts for the portion of the year served as a member of our Board of Directors and/or as a member of our Audit Committee or Compensation Committee.

(2)

The amount reported in this column represents the aggregate grant date fair value of the RSU award based on the closing price of our Class A common stock on the date of grant computed in accordance with the FASB ASC Topic 718. See Notes 2 and 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC for the assumptions regarding the valuation of these equity awards.

(3)	As of December 31, 2018, our non-employee directors held the following aggregate number of shares under unvested RSU awards:

Name	Aggregate Number of Shares Underlying Stock Awards
Steven Conine	4,492
Lori Hickok	3,357
Stephen Kaufer	5,833
Anastasios Parafestas	5,833
David Parker	—
Simon Rothman	—
Greg Schwartz	4,219
Ian Smith	5,833

(4)

Mr. Parker resigned from our Board of Directors effective March 22, 2018. Upon such resignation, our Board of Directors approved a partial acceleration of Mr. Parker’s RSU award such that 1,040 of his outstanding RSUs became fully vested on the date of his resignation, with the remainder of the RSUs being forfeited. Mr. Parker’s cash compensation for his expected service as a member of our Board of Directors for 2018 was paid in full in 2017 and disclosed in our 2018 proxy statement.

(5)

Mr. Rothman resigned from our Board of Directors effective August 1, 2018. Upon such resignation, our Board of Directors approved full acceleration of Mr. Rothman’s RSU award such that all 6,873 of his outstanding RSUs became fully vested on the date of his resignation.

(6)

Mr. Schwartz’s cash compensation includes $7,715 that was paid to him as consideration for his service as a member of our Board of Directors during the term commencing as of his appointment on March 22, 2018 and concluding on May 24, 2018 the date of his re-election at our 2018 annual meeting of stockholders.

COMPENSATION COMMITTEE REPORT

The report of the Compensation Committee is not considered to be “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018.

By the Compensation Committee of the Board of Directors of CarGurus, Inc.

Ian Smith (Chair)

Steven Conine

Stephen Kaufer

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2018, in which we were a party and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Related Person Transactions

Third Amended and Restated Investors’ Rights Agreement

We are party to a third amended and restated investors’ rights agreement, dated August 23, 2016, which provides, among other things, that certain holders of our capital stock, including Allen & Company LLC, Argonaut 22 LLC, entities affiliated with T. Rowe Price, Langley Steinert, Stephen Kaufer, David Parker, Simon Rothman, and Ian Smith, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction.

If advance review and approval is not practicable, the Chair of the Audit Committee will review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, notifying the Audit Committee at its next meeting. If we become aware that a related person transaction has not been approved under the policy, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. Our Audit Committee may approve or ratify the transaction if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The policy also provides that any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	whether the transaction would impair the independence of an otherwise independent director or nominee for director;

•	whether the transaction is undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose, timing, and the potential benefits to us, of the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transaction, among others, does not create a material direct or indirect interest on behalf of related persons and, therefore, is not a related person transaction for purposes of our policy:

•

interests arising solely from the related person’s position as an employee (other than an executive officer) or director of another entity that is a participant in the transaction, when (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity and (b) the amount involved in the transaction equals less than the greater of $1.0 million or 2% of the annual total annual revenue of the other entity that is a party to the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 1, 2019, with respect to the beneficial ownership of our common stock by:

•	each of our Named Executive Officers;

•	each of our directors and director nominees;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons we know to beneficially own 5% or more of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock and Class B common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock and Class B common stock subject to options or RSUs held by that person that are currently exercisable, exercisable within 60 days after March 1, 2019 or vested and will settle within 60 days after March 1, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based our calculation of the percentage ownership of our Class A common stock and Class B common stock on 90,117,806 shares of our Class A common stock outstanding and 20,702,084 shares of our Class B common stock outstanding, in each case, as of March 1, 2019.

This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than 5% of our common stock as well as Schedules 13G or 13D filed with the SEC.

Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o CarGurus, Inc., 2 Canal Park, Cambridge, Massachusetts 02141.

	Class A Common Stock		Class B Common Stock		Voting %(1)
Name	Shares	%	Shares	%
Named Executive Officers and Directors:
Langley Steinert(2)	6,283,636	7.0%	20,308,788	98.1%	70.5%
Jason Trevisan(3)	173,126	*	—	—	*
Samuel Zales(4)	92,481	*	515,564	2.4%	1.7%
Kathleen Patton(5)	5,459	*	—	—	*
Oliver Chrzan(6)	1,694,559	1.9%	—	—	*
Steven Conine	5,000	*	—	—	*
Lori Hickok	—	—	—	—	—
Stephen Kaufer	243,782	*	—	—	*
Anastasios Parafestas(7)	10,013,812	11.1%	200,000	1.0%	4.0%
Greg Schwartz(8)	4,219	*	—	—	*
Ian Smith	99,855	*	187,440	*	*
All current executive officers and directors as a group (13 persons)(9)	17,025,699	18.9%	21,221,216	99.97%	75.8%

5% Stockholders:
FMR LLC, and its affiliated funds(10)	10,836,080	12.0%	—	—	3.6%
Argonaut 22 LLC(11)	8,317,183	9.2%	—	—	2.8%
Manulife Financial Corporation, and its affiliated funds(12)	6,833,335	7.6%	—	—	2.3%
T. Rowe Price, and its affiliated funds(13)	6,821,059	7.6%	—	—	2.3%
Hound Partners, LLC, and its affiliated funds(14)	5,532,298	6.1%	—	—	1.9%
Matrix Capital Management Company LP(15)	4,841,048	5.4%	—	—	1.6%
The Vanguard Group – 23-1945930(16)	4,728,838	5.2%	—	—	1.6%

(*)	Less than 1%.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.

(2)

Consists of (i) 5,604,348 shares of Class A common stock and 18,223,252 shares of Class B common stock held of record by Mr. Steinert, (ii) 7,659 shares of Class A common stock underlying RSUs that will vest within 60 days after March 1, 2019, and (iii) 671,629 shares of Class A common stock and 2,085,536 shares of Class B common stock held of record by The Langley Steinert Irrevocable Family Trust dated June 21, 2004, of which Mr. Steinert’s children are the beneficiaries. Mr. Steinert is neither trustee for nor beneficiary of such trust. However, Mr. Steinert may be deemed to be the beneficial owner of the shares held of record thereby. Mr. Steinert expressly disclaims beneficial ownership of such shares held by the trust.

(3)	Consists of (i) 166,415 shares of Class A common stock held of record by Mr. Trevisan and (ii) 6,711 shares of Class A common stock underlying RSUs that will vest within 60 days after March 1, 2019.
(4)

Consists of (i) 7,646 shares of Class A common stock held of record by Mr. Zales, (ii) 77,782 shares of Class A common stock and 515,564 shares of Class B common stock underlying options that were vested and exercisable as of March 1, 2019 and (iii) 7,053 shares of Class A common stock underlying RSUs that will vest within 60 days after March 1, 2019.

(5)	Consists of (i) 2,501 shares of Class A common stock held of record by Ms. Patton and (ii) 2,958 shares of Class A common stock underlying RSUs that will vest within 60 days after March 1, 2019.
(6)	Consists of (i) 1,692,059 shares of Class A common stock held of record by Mr. Chrzan and (ii) 2,500 shares of Class A common stock underlying RSUs that will vest within 60 days after March 1, 2019.
(7)

Consists of (i) 101,040 shares of Class A common stock and 200,000 shares of Class B common stock held of record by Mr. Parafestas, (ii) 8,317,183 shares of Class A common stock held of record by Argonaut 22 LLC, with respect to which Mr. Parafestas has voting and dispositive power as Sole Manager and Member of Spinnaker Capital LLC, the Managing Member of Argonaut 22 LLC, and (iii) 1,595,589 shares of

Class A common stock held of record by The RWS 2006 Family Trust, of which Mr. Parafestas is a co-trustee. Spinnaker Capital LLC is the Managing Member of Argonaut 22 LLC, and Mr. Parafestas is the Sole Manager and Member of Spinnaker Capital LLC, and each therefore is an indirect beneficial owner of the 8,317,183 shares held directly by Argonaut 22 LLC. Mr. Parafestas, Nancy B. Peretsman and John J. Prior Jr. are co-trustees of The RWS 2006 Family Trust and may be deemed to be the beneficial owner of the shares held of record by The RWS 2006 Family Trust. Mr. Parafestas expressly disclaims beneficial ownership of the shares held of record by The RWS 2006 Family Trust. The number of shares listed for Mr. Parafestas is based on the Schedule 13G/A filed by Mr. Parafestas with the SEC on February 14, 2019. The principal business office of Mr. Parafestas is One Joy Street, Boston, Massachusetts 02108.
(8)	Consists solely of shares of Class A common stock underlying RSUs that will vest within 60 days after March 1, 2019.
(9)

Consists of (i) 16,902,664 shares of Class A common stock and 20,696,228 shares of Class B common stock, (ii) 78,368 shares of Class A common stock and 516,736 shares of Class B common stock underlying options that are exercisable within 60 days after March 1, 2019 and (iii) 44,667 shares of Class A common stock and 8,252 shares of Class B common stock underlying RSUs that will vest within 60 days after March 1, 2019.

(10)

According to a Schedule 13G/A filed with the SEC on February 13, 2019, reporting the beneficial ownership of 10,836,080 shares of our Class A common stock, FMR LLC reported that it had sole voting power over 859,460 shares of Class A common stock, sole dispositive power over all 10,836,080 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. The principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(11)

According to a Schedule 13G/A filed with the SEC on February 14, 2019, Argonaut 22 LLC reported that it had shared voting and dispositive powers over 8,317,183 shares of Class A common stock, and sole voting and dispositive powers over none of the shares. Anastasios Parafestas, a director of our Company, is the Managing Member of Spinnaker Capital LLC, the Managing Member of Argonaut 22 LLC, and has voting and dispositive powers with respect to the shares held by Argonaut 22 LLC. Mr. Parafestas may be deemed to beneficially own the shares held by Argonaut 22 LLC. The principal business office of Argonaut 22 LLC is One Joy Street, Boston, Massachusetts 02108.

(12)

According to a Schedule 13G filed with the SEC on February 14, 2019, reporting the beneficial ownership of 6,833,335 shares of our Class A common stock, (i) Manulife Asset Management (US) LLC (“MAM (US)”) reported that it had sole voting and dispositive powers over all 6,833,335 shares of Class A common stock, and shared voting and dispositive powers over none of the shares, (ii) Manulife Asset Management Limited (“MAML”) reported that it had sole voting and dispositive powers over 35,400 shares of Class A common stock, and shared voting and dispositive powers over none of the shares, and (iii) Manulife Asset Management (Hong Kong) Limited (“MAMHK”) reported that it had sole voting and dispositive powers over 1,209 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. Manulife Financial Corporation (“MFC”) reported that it had no shares beneficially owned except through its indirect, wholly-owned subsidiaries, MAM (US), MAML and MAMHK. The principal business office of each of MFC and MAML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. The principal business office of MAM (US) is 197 Clarendon Street, Boston, Massachusetts 02116. The principal business office of MAMHK is 16/F Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

(13)

According to a Schedule 13G/A filed with the SEC on February 14, 2019, reporting the beneficial ownership of 6,821,059 shares of our Class A common stock, (i) T. Rowe Price Associates, Inc. (“Price Associates”) reported that it had sole voting power over 810,973 shares of Class A common stock, sole dispositive power over 6,821,059 shares of Class A common stock, and shared voting and dispositive powers over none of the shares, and (ii) T. Rowe Price New Horizons Fund, Inc. (“Price New Horizons Fund”) reported that it had sole voting power over 4,828,383 shares of Class A common stock, and sole dispositive power and shared voting and dispositive powers over none of the shares. These securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business office of each of Price Associates and Price New Horizons Fund is 100 East Pratt Street, Baltimore, MD 21202.
(14)

According to a Schedule 13G filed with the SEC on February 14, 2019, reporting the beneficial ownership of 5,532,298 shares of our Class A common stock, (i) Hound Partners, LLC and Jonathan Auerbach each reported having shared voting and dispositive powers over all 5,532,298 shares of Class A common stock, and sole voting and dispositive powers over none of the shares, and (ii) Hound Performance, LLC reported that it had shared voting and dispositive powers over 5,356,992 shares of Class A common stock, and sole voting and dispositive powers over none of the shares. The principal business office of each of Hound Partners, LLC, Hound Performance, LLC and Jonathan Auerbach is 101 Park Avenue, 48th Floor, New York, NY 10178.

(15)

According to a Schedule 13G filed with the SEC on February 14, 2019, reporting the beneficial ownership of 4,841,048 shares of our Class A common stock, Matrix Capital Management Company LP and its Managing General Partner, David E. Goel, each reported having sole voting and dispositive powers over all 4,841,048 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. The principal business office of each of Matrix Capital Management Company LP and Mr. Goel is c/o Matrix Capital Management Company LP, Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451.

(16)

According to a Schedule 13G filed with the SEC on February 11, 2019, reporting the beneficial ownership of 4,728,838 shares of our Class A common stock, The Vanguard Group – 23-1945930 reported that it had sole voting power over 95,345 shares of Class A common stock, sole dispositive power over 4,633,493 shares of Class A common stock, shared dispositive power over 95,345 shares of Class A common stock, and shared voting power over none of the shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 95,345 of the shares mentioned above as a result of its serving as investment manager of collective trust accounts. The principal business office of The Vanguard Group – 23-1945930 is 100 Vanguard Blvd., Malvern, PA 19355.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC on Forms 3, 4 and 5. Based solely on our review of reports that reporting persons have filed with the SEC and furnished to us and written representations that no other reports were required, we believe that during 2018, our directors, executive officers and beneficial owners of more than 10% of our common stock timely complied with all applicable filing requirements, with the exception of the Forms 4 for David Parker filed April 13, 2018, Stephen Kaufer filed November 26, 2018 and Sarah Welch filed January 11, 2019, each of which was filed late.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)(1)	(c)
Equity compensation plans approved by stockholders	4,780,517	(2)	$2.35	6,839,584	(3)
Equity compensation plans not approved by stockholders	—		—	—

Total	4,780,517		$2.35	6,839,584

(1)	The weighted average exercise price excludes RSU awards, which have no exercise price.
(2)	Consists of options to purchase a total of 1,807,515 shares of common stock and 2,973,002 shares of common stock subject to RSU awards granted under our 2017 Plan, 2015 Plan or 2006 Plan.
(3)

Unless determined otherwise by the Compensation Committee, the number of shares of our common stock reserved for issuance under our 2017 Plan will automatically increase on the first trading day in January of each year, eligible beginning January 1, 2019, by the lesser of (i) 6 million shares or (ii) 4.0% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board of Directors (the “Evergreen Increase”). The Compensation Committee determined to not effectuate the Evergreen Increase that was otherwise scheduled to have occurred on January 2, 2019.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our amended and restated certificate of incorporation provides for a classified Board of Directors. This means our Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our Board of Directors currently consists of seven members, divided into three classes as follows:

•	Class I is comprised of Lori Hickok and Greg Schwartz, each with a term ending at the 2021 annual meeting of stockholders;

•	Class II is comprised of Steven Conine, Stephen Kaufer and Anastasios Parafestas, each with a term ending at the Annual Meeting; and

•	Class III is comprised of Ian Smith and Langley Steinert, each with a term ending at the 2020 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Messrs. Conine, Kaufer and Parafestas are current directors whose terms expire at the Annual Meeting. Our Board of Directors has nominated each of Messrs. Conine, Kaufer and Parafestas for election as Class II directors with terms ending in 2022.

A plurality of the combined voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II

NOMINEES NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young, an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ending December 31, 2019 and to perform an audit of the effectiveness of our internal control over financial reporting as of December 31, 2019. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

Ernst & Young has audited our financial statements since the fiscal year ended December 31, 2015. Ernst & Young has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

Proxies solicited by management will be voted for ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment of Ernst & Young to a vote of the stockholders, our Board of Directors believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of Ernst & Young as our independent registered public accounting firm. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board of Directors (or any committee thereof). However, if the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons and consider whether to retain Ernst & Young or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of our company and our stockholders.

Principal Accountant Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young during the years ended December 31, 2018 and 2017:

Nature of Service	2018 Fees	2017 Fees
Audit Fees(1)	$1,468,415	$1,857,608
Audit-Related Fees	—	—
Tax Fees(2)	249,500	152,000
All Other Fees	—	—

Total:	$1,717,915	$2,009,608

(1)

Audit Fees consist of fees for professional services provided in connection with the annual audit of our consolidated financial statements, and in the year ended December 31 2018, our internal control over financial reporting, the review of our quarterly financial statements, consultations on accounting matters directly related to the audit, consents and assistance with and review of documents filed with the SEC, including services that are normally provided in connection with registration statements, including the registration statement for our IPO. Included in the 2017 audit fees is $1.2M of fees billed in connection with our IPO.

(2)

Tax Fees consist of fees for professional services in connection with tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the PCAOB regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee as a whole, or through its Chair, pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The committee may delegate to one or more members of the committee the authority to pre-approve any such services, provided such pre-approval is reported to the committee at a subsequent meeting. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit services (other than the annual audit engagement), audit-related services, tax services and other permissible non-audit services, provided that the Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our Named Executive Officers. We are required to solicit stockholder votes on the frequency of future non-binding advisory votes to approve the compensation of our Named Executive Officers at least once every six years, although we may seek stockholder input more frequently.

By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our Named Executive Officers every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this Proposal 3. Our Board of Directors has determined that an annual non-binding advisory vote to approve the compensation of our Named Executive Officers will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our Board of Directors believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of CarGurus, Inc. approve the submission by the Company of a non-binding advisory say-on-pay resolution pursuant to Section 14A of the Exchange Act:

•	Every year

•	Every two years; or

•	Every three years.

We recognize that our stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers. This vote is advisory and not binding on the Company or our Board of Directors. Although non-binding, our Board of Directors and Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board of Directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF “EVERY YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

Stockholder Proposals for 2020 Annual Meeting

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in the proxy statement for the 2020 annual meeting of stockholders, stockholder proposals must be received by our Secretary no later than November 28, 2019 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for stockholder proposals and nominations to be brought before an annual meeting – In addition, our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders or nominate any person or persons for election to our Board of Directors. In general, to be properly brought before an annual meeting, nominations for the election of directors or other such business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors (or any committee thereof), (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors (or any committee thereof) or (3) otherwise properly brought before the meeting by a stockholder who is a stockholder of record or beneficial owner of shares of our capital stock at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the other notice procedures set forth in our bylaws. Written notice must be delivered to our Secretary no later than the deadlines for notice discussed below and must contain specified information concerning the nominees and the stockholder proposing such nominations and specified information regarding any other proposals as set forth in Section 2.12 of our amended and restated bylaws. A copy of the full text of the bylaw provisions discussed above may be obtained free of charge by writing to our Secretary.

To be timely, notice must be delivered to or mailed and received at our principal executive offices: (x) not later than the close of business on the ninetieth (90th) calendar day, or earlier than the close of business on the one hundred twentieth (120th) calendar day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of public disclosure of the date of such meeting. As a result, the period for submitting proposals or nominations for the 2020 annual meeting of stockholders is between January 8, 2020 and February 7, 2020.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers or other nominees, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers or other nominees’ household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or other nominee or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time, and we will then promptly deliver, a copy of our annual report or proxy statement, by sending a written request to us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA or calling us at: +1 (617) 354-0068.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA, or calling us at: +1 (617) 354-0068.

Miscellaneous

Even if you plan to attend the Annual Meeting in person, please vote as soon as possible. Should you attend the Annual Meeting, you may revoke the proxy and vote in person. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission for the year ended December 31, 2018 without charge upon written request to: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

As of the date of this Proxy Statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the Annual Meeting, as they determine to be in the best interest of our company and our stockholders.

THE BOARD OF DIRECTORS

Cambridge, Massachusetts

March 27, 2019

APPENDIX A

A-1

CARGURUS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 6, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 6, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following director nominees:
		☐	☐	☐

1.	To elect three Class II directors to hold office until the 2022 annual meeting of stockholders Nominees

01 Steven Conine 02 Stephen Kaufer 03 Anastasios Parafestas

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

3	To approve, on a non-binding advisory basis, the frequency with which to hold future advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

NOTE: To conduct any other business properly brought before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com

CARGURUS, INC.

Annual Meeting of Stockholders

May 7, 2019 11:30 AM ET

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Langley Steinert and Kathleen Patton, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of CarGurus, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM ET on Tuesday, May 7, 2019, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSAL IN ITEM 2 AND FOR THE OPTION OF “ONE YEAR” IN ITEM 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side